As filed with the Securities and Exchange Commission on October 21, 2005.
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Platinum Underwriters Holdings, Ltd.
(Exact name of Registrant as Specified in its Charter)
Bermuda	6719	98-0416483
(State or Other	(Primary Standard	(I.R.S. Employer
Jurisdiction of	Industrial Classification	Identification No.)
Incorporation or	Code Number)
Organization)

The Belvedere Building 69 Pitts Bay Road Pembroke, HM 08 Bermuda (441) 295-7195
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrants’ Principal Executive Offices)

Platinum Underwriters Finance, Inc.
(Exact name of Registrant as Specified in its Charter)
Delaware	6719	81-0566888
(State or Other	(Primary Standard	(I.R.S. Employer
Jurisdiction of	Industrial Classification	Identification No.)
Incorporation or	Code Number)
Organization)

2 World Financial Center 225 Liberty Street Suite 2300 New York, New York 10281 (212) 238-9600
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrants’ Principal Executive Offices)

CT Corporation System 111 Eighth Avenue New York, New York 10011 (212) 894-8940
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:
Linda E. Ransom
Jonathan L. Freedman
Dewey Ballantine LLP
1301 Avenue of the Americas
New York, NY 10019
(212) 259-8000

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of	Proposed Maximum	Amount of
Securities to be Registered (1)	Aggregate Offering Price	Registration Fee
	(2) (3)

Common Shares (4)
Preferred Shares (5)
Depositary Shares (6)
Debt Securities (7)
Warrants to Purchase Common Shares
Warrants to Purchase Preferred Shares
Warrants to Purchase Debt Securities
Purchase Contracts
Purchase Units (8)
Guarantees of Debt Securities by Platinum
Holdings (9)

Total:	$750,000,000	$88,275

(1)	These offered securities may be sold separately, together or as units with other offered securities.

(2)	Such indeterminate number or amount of common shares, preferred shares, depositary shares, debt securities, warrants, purchase contracts and purchase units of Platinum Underwriters Holdings, Ltd. (“Platinum Holdings” or the “Company”) and such debt securities of Platinum Underwriters Finance, Inc. (“Platinum Finance”) (which will be guaranteed by Platinum Holdings) as may from time to time be issued at indeterminate prices, in U.S. Dollars or the equivalent thereof denominated in foreign currencies or units of two or more foreign currencies or composite currencies (such as Euros). Subject to Rule 462(b) of the Securities Act of 1933, as amended, in no event will the aggregate maximum offering price of all securities issued by the Company and Platinum Finance pursuant to this Registration Statement exceed $750,000,000, or if any debt securities are issued with original issue discount, the initial offering price shall be used in calculating the aggregate maximum offering price.

(3)	Estimated solely for purposes of calculating the registration fee. Pursuant to Rule 457(o) under the Securities Act of 1933, as amended, which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price. Unless otherwise indicated in an amendment to this filing, no separate consideration will be received for common shares or preferred shares that are issued by the Company or debt securities that are issued by the Company and/or Platinum Finance upon conversion or exchange of debt securities, preferred shares or depositary shares registered hereunder.

(4)	Also includes such presently indeterminate number of common shares as may be issued by the Company (a) upon conversion of or in exchange for any debt securities or preferred shares that provide for conversion or exchange into common shares, (b) upon exercise of warrants to purchase common shares or (c) pursuant to purchase contracts.

(5)	Also includes such presently indeterminate number of preferred shares as may be issued by the Company (a) upon conversion of or exchange for any debt securities that provide for conversion or exchange into preferred shares, (b) upon exercise of warrants to purchase preferred shares or (c) pursuant to purchase contracts.

(6)	To be represented by depositary receipts representing an interest in all or a specified portion of a common share or preferred share.

(7)	Debt securities of the Company and/or Platinum Finance, which may be senior or subordinated. Debt securities of Platinum Finance will be fully and unconditionally guaranteed by Platinum Holdings.

(8)	Each purchase unit consists of a purchase contract and, as security for the holder’s obligation to purchase common shares or preferred shares under the purchase contract, any of (1) Platinum Holdings’ debt securities, (2) Platinum Finance’s debt securities which will be fully and unconditionally guaranteed by Platinum Holdings, (3) debt obligations of third parties, including U.S. Treasury securities or (4) our preferred shares.

(9)	No separate consideration will be received for the guarantees of the debt securities.

     The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED OCTOBER 21, 2005
PROSPECTUS
$750,000,000
PLATINUM UNDERWRITERS HOLDINGS, LTD.
COMMON SHARES, PREFERRED SHARES, DEPOSITARY SHARES, DEBT SECURITIES, WARRANTS TO PURCHASE COMMON SHARES, WARRANTS TO PURCHASE PREFERRED SHARES, WARRANTS TO PURCHASE DEBT SECURITIES, PURCHASE CONTRACTS, PURCHASE UNITS AND FULL AND UNCONDITIONAL GUARANTEE OF PLATINUM FINANCE DEBT SECURITIES
PLATINUM UNDERWRITERS FINANCE, INC.
DEBT SECURITIES FULLY AND UNCONDITIONALLY
GUARANTEED BY PLATINUM UNDERWRITERS HOLDINGS, LTD.
              Platinum Holdings may offer and sell, from time to time:
•	common shares;

•	preferred shares;

•	depositary shares representing common shares, preferred shares or debt securities;

•	senior or subordinated debt securities;

•	warrants to purchase common shares, preferred shares or debt securities; and

•	purchase contracts and purchase units.
              Platinum Finance, a holding company incorporated in Delaware, is our wholly-owned indirect subsidiary. Platinum Finance may offer and sell, from time to time, senior or subordinated debt securities fully and unconditionally guaranteed by Platinum Holdings.
              The specific terms and initial public offering prices of these securities will be provided in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.
              INVESTING IN THESE SECURITIES INVOLVES CERTAIN RISKS. SEE “RISK FACTORS” ON PAGE 4.
              These securities may be sold to or through underwriters and also to other purchasers or through agents. The names of any underwriters or agents and the specific terms of a plan of distribution will be stated in an accompanying prospectus supplement.
              These securities may be sold in one or more offerings up to a total dollar amount of $750,000,000.
              The common shares of Platinum Holdings are traded on the New York Stock Exchange under the symbol “PTP.” Other than for these common shares, there is no market for the other securities Platinum Holdings or Platinum Finance may offer.
              NONE OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION, THE REGISTRAR OF COMPANIES IN BERMUDA, THE BERMUDA MONETARY AUTHORITY OR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
              This prospectus may not be used to consummate sales of offered securities unless accompanied by a prospectus supplement.
The date of this prospectus is       , 2005.

IMPORTANT INFORMATION ABOUT THIS PROSPECTUS
     You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. This document may only be used where it is legal to sell these securities. The information contained or incorporated by reference in this document is accurate only as of the date of this document.
     Consent under the Exchange Control Act 1972 (and its related regulations) has been obtained from the Bermuda Monetary Authority for the issue and transfer of our offered securities to and between non-residents of Bermuda for exchange control purposes provided our common shares remain listed on an appointed stock exchange, which includes the New York Stock Exchange. The issue and transfer of in excess of 20% of our shares involving any persons regarded as resident in Bermuda for exchange control purposes requires prior authorization from the Bermuda Monetary Authority. This prospectus will be filed with the Registrar of Companies in Bermuda in accordance with Bermuda law. In granting such consent and in accepting this prospectus for filing, neither the Bermuda Monetary Authority nor the Registrar of Companies in Bermuda accepts any responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus.
     References in this prospectus to “dollars” or “$” are to the lawful currency of the United States of America, unless the context otherwise requires.
AVAILABLE INFORMATION
     This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process, relating to the common shares, preferred shares, depositary shares, debt securities and any related guarantees, warrants, purchase contracts and purchase units described in this prospectus. This means:

•	Platinum Holdings and/or Platinum Finance may issue securities covered by this prospectus from time to time, up to a total initial offering price of $750,000,000;

•	Platinum Holdings and/or Platinum Finance will provide a prospectus supplement each time these securities are offered pursuant to this prospectus; and

•	the prospectus supplement will provide specific information about the terms of that offering and also may add to, update or change information contained in this prospectus.
      This prospectus provides you with a general description of the securities Platinum Holdings and/or Platinum Finance may offer. This prospectus does not contain all of the information set forth in the registration statement as permitted by the rules and regulations of the SEC. For additional information regarding Platinum Holdings and/or Platinum Finance and the offered securities, please refer to the registration statement. Each time Platinum Holdings and/or Platinum Finance sells securities, Platinum Holdings and/or Platinum Finance will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.” In this prospectus, references to the “Company,” “Platinum,” “we,” “us” and “our” refer to Platinum Underwriters Holdings, Ltd. and its consolidated subsidiaries, including Platinum Underwriters Finance, Inc., unless the context otherwise indicates. “Platinum Holdings” refers solely to Platinum Underwriters Holdings, Ltd. “Platinum US” refers to Platinum Underwriters Reinsurance, Inc. “Platinum UK” refers to Platinum Re (UK) Limited. “Platinum Bermuda” refers to Platinum Underwriters Bermuda, Ltd. “Platinum Ireland” refers to Platinum Regency Holdings. “Platinum Finance” refers to Platinum Underwriters Finance, Inc.

PLATINUM UNDERWRITERS HOLDINGS, LTD.
      Platinum Holdings is a leading provider of property and marine, casualty and finite risk reinsurance coverages, through reinsurance intermediaries, to a diverse clientele of insurers and select reinsurers on a worldwide basis. Platinum operates through three licensed reinsurance subsidiaries: Platinum US, Platinum Bermuda and Platinum UK. Our principal executive offices are located at The Belvedere Building, 69 Pitts Bay Road, Pembroke, Bermuda HM 08. Our telephone number is (441) 295-7195.
      For further information regarding Platinum, including financial information, you should refer to our recent filings with the SEC.
PLATINUM UNDERWRITERS FINANCE, INC.
      Platinum Finance, a holding company, is our wholly-owned indirect subsidiary and owns all of the stock of Platinum US and Platinum Administrative Services, Inc. Platinum Finance’s activities have generally been limited to raising funds for Platinum US through the issuance of the Series A 7.50% Notes which are fully and unconditionally guaranteed by Platinum Holdings (the Series A 7.50% Notes) and Series B 7.50% Notes which have been registered under the Securities Act of 1933, as amended (the Securities Act), and which have been fully and unconditionally guaranteed by Platinum Holdings (the Series B 7.50% Notes, and collectively with the Series A 7.50%% Notes, the 7.50% Notes), and the issuance of the 5.25% Senior Guaranteed Notes of Platinum Finance, which are fully and unconditionally guaranteed by Platinum Holdings (which we refer to as the Senior Notes) that were successfully remarketed and now, as remarketed notes, have an interest rate of 6.371% per annum and are due November 16, 2007 (which we refer to as the Remarketed Notes). Platinum Finance’s principal executive offices are located at 2 World Financial Center, 225 Liberty Street, Suite 2300, New York, NY 10281. Platinum Finance’s telephone number is (212) 238-9600.
RISK FACTORS
      Investing in our securities involves risk. Please see the risk factors described in our Annual Report on Form 10-K for our most recent fiscal year, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. Additional risk factors may be included in a prospectus supplement relating to a particular series or offering of securities.
GENERAL DESCRIPTION OF THE OFFERED SECURITIES
      Platinum Holdings may from time to time offer under this prospectus, separately or together:
•	common shares, which we would expect to list on the New York Stock Exchange;

•	preferred shares, the terms and series of which would be described in the related prospectus supplement, including the ability to convert or exchange the preferred shares into common shares;

•	depositary shares, each representing a fraction of a common share or a particular series of preferred shares, which will be deposited under a deposit agreement among us, a depositary selected by us and the holders of the depository receipts;

•	senior debt securities;

•	subordinated debt securities, which will be subordinated in right of payment to our senior indebtedness;

•	warrants to purchase common shares and warrants to purchase preferred shares, which will be evidenced by share warrant certificates and may be issued under the share warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities;

•	warrants to purchase debt securities, which will be evidenced by debt warrant certificates and may be issued under the debt warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities;

•	purchase contracts obligating holders to purchase from us a specified number of common shares or preferred shares at a future date or dates; and

•	purchase units, consisting of a purchase contract and, as security for the holder’s obligation to purchase common shares or preferred shares under the purchase contract, any of (1) Platinum Holdings’ debt securities, (2) Platinum Finance’s debt securities which are fully and unconditionally guaranteed by Platinum Holdings, (3) debt obligations of third parties, including U.S. Treasury securities or (3) our preferred shares.
      Platinum Finance may from time to time offer under this prospectus, separately or together,
•	senior debt securities fully and unconditionally guaranteed by Platinum Holdings; and

•	subordinated debt securities fully and unconditionally guaranteed by Platinum Holdings.
      The aggregate initial offering price of these offered securities will not exceed $750,000,000.

RATIO OF EARNINGS TO FIXED CHARGES
     The following table sets forth our ratio of earnings to fixed charges for the six month period ended June 30, 2005, the years ended December 31, 2004 and 2003 and the from November 1, 2002 to December 31, 2002:

	Period Ended		Period Ended
	June 30,	December 31,
	2005	2004	2003	2002(1)
Ratio of Earnings to Fixed Charges	27.9	13.4	21.4	8.7

(1)	In 2002, we only had two months of operations following our initial public offering on November 1, 2002.
     For purposes of computing these ratios, “earnings” consists of income before income taxes. “Fixed charges” consists of interest expense and amortization of capitalized debt expenses.
     We did not have any preferred shares outstanding during any of the periods shown and accordingly our ratio of earnings to fixed charges and preferred share dividend requirements would be the same as the ratios shown above.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
     This prospectus and the documents we incorporate herein by reference may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to our beliefs, plans, goals, expectations, and estimates. Forward-looking statements are necessarily based on estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are subject to change. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, us.
     In particular, statements using words such as “may,” “should,” “estimate,” “expect,” “anticipate,” “intend,” “believe,” “predict,” “potential,” or words of similar import generally involve forward-looking statements. This prospectus and the documents incorporated by reference herein also contain forward-looking statements with respect to our business and industry, such as those relating to our strategy and management objectives and trends in market conditions, market standing, product volumes, investment results and pricing conditions.
     In light of the risks and uncertainties inherent in all future projections, the inclusion of forward-looking statements in this prospectus and the documents incorporated by reference herein should not be considered as a representation by us or any other person that our objectives or plans will be achieved. Numerous factors could cause our actual results to differ materially from those in forward-looking statements, including the following:
     (1) conducting operations in a competitive environment;
     (2) our ability to maintain our A.M. Best Company rating;
     (3) significant weather-related or other natural or man-made disasters over which the Company has no control;
     (4) the effectiveness of our loss limitation methods and pricing models;
     (5) the adequacy of the Company’s liability for unpaid losses and loss adjustment expenses;
     (6) the availability of retrocessional reinsurance on acceptable terms;
     (7) our ability to maintain our business relationships with reinsurance brokers;
     (8) general political and economic conditions, including the effects of civil unrest, war or a prolonged U.S. or global economic downturn or recession;
     (9) the cyclicality of the property and casualty reinsurance business;
     (10) market volatility and interest rate and currency exchange rate fluctuation;
     (11) tax, regulatory or legal restrictions or limitations applicable to the Company or the property and casualty reinsurance business generally;
     (12) changes in the Company’s plans, strategies, objectives, expectations or intentions, which may happen at any time at the Company’s discretion; and
     (13) the uncertainty as to the ultimate magnitude of our losses pursuant to Hurricanes Katrina and Rita.
      As a consequence, current plans, anticipated actions and future financial conditions and results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. The foregoing factors should not be construed as exhaustive. Additionally, forward-looking statements speak only as of the date they are made, and we undertake no obligation to release publicly the results of any future revisions or updates we may make to forward-looking statements to reflect new information or circumstances after the date hereof or to reflect the occurrence of future events.

RECENT DEVELOPMENTS
Hurricane Katrina, Hurricane Rita and Other Loss Events
     On September 15, 2005, we issued a press release announcing that we estimate our losses, net of reinstatement premiums, tax benefits and retrocessional recoveries, from Hurricane Katrina will be approximately 0.5% to 0.6% of the total insurance industry losses arising from the hurricane. Due to the structure of our reinsurance contracts and the application of our retrocessional program, we expect that the larger the industry loss the lower our share of that loss.
     Our loss estimates from Hurricane Katrina are preliminary and based on portfolio modeling, a review of individual contracts and preliminary indications from clients and brokers. We have received very few claims notices to date. The unique nature of the loss and the potential for legal and regulatory developments to impact the magnitude of the loss is expected to introduce significant uncertainty and delay into the loss adjustment and settlement processes. Consequently, the actual impact on our results arising from Hurricane Katrina may differ materially from the current estimate.
     In addition, we estimated the net after-tax negative impact on third quarter results from other catastrophic events, including Hurricanes Dennis and Emily and the floods in Europe, to be approximately $16 million.
     On October 6, 2005, we issued a press release announcing that, based on the currently available information, we estimate our losses, net of reinstatement premiums, tax benefits and retrocessional recoveries, from Hurricane Rita will be approximately $45 million. Our loss estimates from Rita are preliminary and based on portfolio modeling, a review of individual contracts and preliminary indications from clients and brokers. We have received very few claims notices to date. Consequently, the actual impact on our results arising from Rita may differ materially from the current estimate.
Remarketing of $137.5 million of Senior Guaranteed Notes
     On August 16, 2005, Platinum Finance successfully completed the remarketing of $137.5 million aggregate principal amount of its Senior Notes at a price of 100.7738% through a private offering with registration rights. The Senior Notes originally bore interest at a rate of 5.25% per annum and formed a part of the equity security units of Platinum Holdings (which we refer to as the ESUs) which were issued in November of 2002. Interest was reset to a rate of 6.371% per annum and will accrue from August 16, 2005 on the Remarketed Notes. Interest is payable on the Remarketed Notes on May 16 and November 16 of each year, commencing November 16, 2005. The Remarketed Notes will no longer form a part of the ESUs. The remarketing was conducted pursuant to the terms of the ESUs. The Remarketed Notes were issued by Platinum Finance and fully and unconditionally guaranteed by Platinum Holdings.
     The remarketing was conducted on behalf of holders of the ESUs and neither Platinum Holdings nor Platinum Finance received any cash proceeds from the remarketing. Proceeds from the remarketing were used to purchase a portfolio of U.S. Treasury securities to be substituted for the Senior Notes as a component of the ESUs and to pay the remarketing fee. There were no excess proceeds to be distributed to holders of the ESUs in connection with the remarketing.
Offering of Common Shares
     On September 22, 2005, Platinum Holdings announced that it had sold 5,839,286 of its common shares. The net proceeds to Platinum Holdings were approximately $161,865,008. The shares were offered at $28.00. All shares were offered by Platinum Holdings and were sold pursuant to its effective shelf registration statement. Merrill Lynch & Co. acted as the underwriter of the offering.

Exchange Offer for the 7.50% Notes
     On September 27, 2005, we launched an exchange offer through which we offered to exchange up to $250,000,000 aggregate principal amount of our outstanding Series A 7.50% Notes for up to $250,000,000 aggregate principal amount of Series B 7.50% Notes, which have been registered under the Securities Act, pursuant to a separate prospectus. This exchange offer is currently scheduled to remain open through October 28, 2005.
USE OF PROCEEDS
     Unless indicated otherwise in a prospectus supplement, Platinum Holdings and Platinum Finance expect to use the net proceeds from the sale of the securities for general corporate purposes, including their working capital and the working capital of their reinsurance subsidiaries, capital expenditures, share repurchase programs and acquisitions. We may provide additional information on the use of the net proceeds from the sale of the offered securities in an applicable prospectus supplement relating to the offered securities.
DESCRIPTION OF OUR SHARE CAPITAL
     The following description of the share capital of Platinum Holdings summarizes certain provisions of Platinum Holdings’ Bye-laws, and is qualified in its entirety by reference to such Bye-laws. A copy of Platinum Holdings’ Bye-laws is filed as an exhibit to Platinum Holdings’ Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, filed with the SEC on August 6, 2004.
General
     As of October 7, 2005, Platinum Holdings’ authorized share capital consisted of: (1) 200,000,000 common shares, par value $0.01 per share, of which 49,604,759 common shares were outstanding and (ii) 25,000,000 preferred shares, par value $0.01 per share, none of which were outstanding. As of May 10, 2005, there were approximately 27 holders of record of our common shares, including RenaissanceRe Holdings Ltd. (“RenaissanceRe”), which held 3,960,000 common shares and an option to acquire a number of common shares equal to the excess of the market price per share over $27.00 less the par value per share multiplied by the number of common shares issuable upon exercise of the option, divided by that market price per share. Based on the closing price per share on March 1, 2005, RenaissanceRe had the right to acquire pursuant to the RenaissanceRe option 342,652 common shares as of such date, resulting in the beneficial ownership by RenaissanceRe of 4,302,652 common shares (or 9.9% of the then outstanding common shares) as of such date. Prior to June 30, 2004, The St. Paul Travelers Companies, Inc., formerly The St. Paul Companies, Inc. (“St. Paul”), owned 6,000,000 common shares. On that date, those common shares were sold in an underwritten public offering, which was effected pursuant to a prospectus supplement to the shelf registration statement dated June 28, 2004. St. Paul continues to hold options to acquire a number of common shares determined on the same basis as the RenaissanceRe option described above. Based on the closing price per share on March 1, 2005, St. Paul had the right to acquire pursuant to the St. Paul options 802,437 common shares (or 1.9% of the then-outstanding common shares) as of such date.
Common Shares
     Holders of common shares have no pre-emptive, redemption, conversion or sinking fund rights, provided, however, that pursuant to a Transfer Restrictions, Registration Rights and Standstill Agreement between the Company and RenaissanceRe dated as of November 1, 2002, Platinum Holdings has granted RenaissanceRe preemptive rights in the event of certain issuances of common shares or any securities convertible into or exchangeable for or carrying in any way the right to acquire common shares. Subject to the limitation on voting rights described below, holders of common shares are entitled to one vote per share on all matters submitted to a vote of holders of common shares. Most matters to be approved by holders of common shares require approval by a simple majority vote. The holders of at least 75% of the common shares voting in person or by proxy at a meeting must approve an amalgamation with another company. In addition, a resolution to remove our independent registered public accounting firm before the expiration of its term of office must be approved by at least two-thirds of the votes cast at a meeting of the shareholders of the Company. The quorum for any meeting of our shareholders is two or more persons holding or representing more than 50% of the outstanding common shares on an unadjusted basis. Our board of directors has the power to approve our discontinuation from Bermuda to another jurisdiction. The rights attached to any class of shares, common or preferred, may be varied with the consent in writing of the holders of at least three-fourths of the issued shares of that class or by a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class in accordance with the Bermuda Companies Act 1981 (the “Companies Act”).
     In the event of a liquidation, winding-up or dissolution of Platinum Holdings, whether voluntary or involuntary or for the purpose of a reorganization or otherwise or upon any distribution of capital, the holders of common shares are entitled to share equally and ratably in the assets of Platinum Holdings, if any, remaining after the payment of all of its debts and liabilities and the liquidation preference of any outstanding preferred shares. All outstanding common shares are fully paid and nonassessable. Authorized but unissued shares may, subject to any rights attaching to any existing class or classes of shares, be issued at any time and at the discretion of the board of directors without the approval of the shareholders of the Company with such rights, preferences and limitations as the board of directors may determine.
Limitation on Voting Rights
     Each common share has one vote on a poll of the shareholders, except that, if and for as long as the number of issued Controlled Shares (as defined below) of any person would constitute 10% or more of the combined voting power of the issued common shares of Platinum Holdings (after giving effect to any prior reduction in voting power as described below), each issued Controlled Share, regardless of the identity of the registered holder thereof, will confer a fraction of a vote as determined by the following formula:
(T-C)/(9.1XC)
Where: (1)	“T” is the aggregate number of votes conferred by all the issued common shares immediately prior to that application of the formula with respect to such issued Controlled Shares, adjusted to take into account any prior reduction taken with respect to any issued Controlled Shares pursuant to the “sequencing provision” described below; and

(2)	“C” is the number of issued Controlled Shares attributable to that person. “Controlled Shares” of any person refers to all common shares, and all shares of any other class of shares of the Company conferring voting rights, owned by that person, whether (i) directly, (ii) with respect to persons who are U.S. persons, by application of the attribution and constructive ownership rules of Sections 958(a) and 958(b) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or (iii) beneficially, directly or indirectly, within the meaning of Section 13(d)(3) of the Exchange Act, and the rules and regulations thereunder.
     The formula will be applied successively as many times as may be necessary to ensure that no person will be a 10% Shareholder (as defined below) at any time (the “sequencing provision”). For the purposes of determining the votes exercisable by shareholders as of any date, the formula first will be applied to the common shares of each shareholder in declining order based on the respective numbers of total Controlled Shares attributable to each shareholder. Thus, the formula will be applied first to the votes of common shares held by the shareholder to whom the largest number of total Controlled Shares is attributable and thereafter sequentially with respect to the shareholder with the next largest number of total Controlled Shares. The formula will be applied iteratively thereafter to ensure that no person will be a 10% Shareholder. In each case, calculations are made on the basis of the aggregate number of votes conferred by the issued common shares as of such date, as reduced by the application of the formula to any issued common shares of any shareholder with a larger number of total Controlled Shares as of such date. A “10% Shareholder” means a person who owns, in the aggregate, (i) directly, (ii) with respect to persons who are U.S. persons, by application of the attribution and constructive ownership rules of Sections 958(a) and 958(b) of the Code or (iii) beneficially, directly or indirectly, within the meaning of Section 13(d)(3) of the Exchange Act, shares of the Company carrying 10% or more of the total combined voting rights attaching to the issued common shares and the issued shares of any other class or classes of shares of the Company.
     Because of the voting limitation described in the preceding paragraph, in the event that RenaissanceRe acquired 10% or more of the combined voting power of Platinum Holdings’ issued common shares and the issued shares of any other class or classes of the Company, the common shares so acquired would have reduced voting rights. Thereafter, should RenaissanceRe dispose of some or all of the common shares it owned, the reduced voting rights with respect to the common shares disposed of by RenaissanceRe would be eliminated and those common shares thereafter would be entitled to full voting rights, subject to future dilution to avoid creating a 10% Shareholder. Therefore, the voting power of the common shares held by all of our shareholders other than RenaissanceRe could be diluted upon any such disposition by RenaissanceRe.
     Our directors are empowered to require any shareholder to provide information as to that shareholder’s beneficial ownership of common shares, the names of persons having beneficial ownership of the shareholder’s common shares, relationships, associations or affiliations with other shareholders or any other facts the directors may deem relevant to a determination of the number of Controlled Shares attributable to any person. Our directors may disregard the votes attached to the common shares of any holder failing to respond to such a request or submitting incomplete or untrue information.
     Our directors retain certain discretion to make such final adjustments to the aggregate number of votes attaching to the common shares of any shareholder that they consider fair and reasonable in all the circumstances to ensure that no person will be a 10% Shareholder at any time.
Restrictions on Transfer
     Our Bye-laws contain several provisions restricting the transferability of common shares. Our directors are required to decline to register a transfer of common shares if they have reason to believe that the result of such transfer would be (i) that any person other than a St. Paul Person or a RenaissanceRe Person (as defined below) would become or continue to be a 10% Shareholder or (ii) that a St. Paul Person or a RenaissanceRe Person would become or continue to be a United States 25% Shareholder (as defined below), in each case without giving effect to the limitation on voting rights described above. Similar restrictions apply to Platinum Holdings’ ability to issue or repurchase common shares. “St. Paul Person” means any of St. Paul and its affiliates and “RenaissanceRe Person” means any of RenaissanceRe and its affiliates. A “United States 25% Shareholder” means a U.S. person who owns, directly or by application of the constructive ownership rules of Sections 958(a) and 958(b) of the Code, 25% or more of either (i) the total combined voting rights attaching to the issued common shares and the issued shares of any other class of Platinum Holdings or (ii) the total combined value of the issued common shares and any other issued shares of Platinum Holdings, determined pursuant to Section 957 of the Code. Only for the purposes of these provisions of our Bye-laws, it is assumed that all RenaissanceRe Persons are U.S. Persons. These restrictions on the transfer, issuance or repurchase of shares do not apply to any issuance of common shares pursuant to a contract to purchase common shares from Platinum Holdings included in the ESUs issued by Platinum Holdings, though the limitations on voting rights, discussed above, do apply to such common shares.
     Our directors also may, in their absolute discretion, decline to register the transfer of any common shares if they have reason to believe (i) that the transfer may expose us, any of our subsidiaries, any shareholder or any person ceding insurance to any of our subsidiaries to adverse tax or regulatory treatment in any jurisdiction or (ii) that registration of the transfer under the Securities Act or under any U.S. state securities laws or under the laws of any other jurisdiction is required and such registration has not been duly effected. In addition, our directors may decline to approve or register a transfer of common shares unless all applicable consents, authorizations, permissions or approvals of any governmental body or agency in Bermuda, the United States or any other applicable jurisdiction required to be obtained prior to such transfer shall have been obtained.
     Our directors are empowered to request information from any holder or prospective acquiror of common shares as necessary to give effect to the transfer, issuance and repurchase restrictions described above, and may decline to effect any transaction if complete and accurate information is not received as requested.
     Conyers Dill & Pearman, our Bermuda counsel, has advised us that while the precise form of the restrictions on transfer contained in our Bye-laws is untested, as a matter of general principle, restrictions on transfers are enforceable under Bermuda law and are not uncommon. A proposed transferee will be permitted to dispose of any common shares purchased that violate the restrictions and as to the transfer of which registration is refused. The proposed transferor of those common shares will be deemed to own those common shares for dividend, voting and reporting purposes until a transfer of such common shares has been registered on the register of shareholders of Platinum Holdings.
     If the directors refuse to register a transfer for any reason, they must notify the proposed transferor and transferee within thirty days of such refusal. Our Bye-laws also provide that our board of directors may suspend the registration of transfers for any reason and for such periods as it may determine, provided that it may not suspend the registration of transfers for more than 45 days in any period of 365 consecutive days.
     Our directors may designate our Chief Executive Officer to exercise their authority to decline to register transfers or to limit voting rights as described above, or to take any other action, for as long as the Chief Executive Officer is also a director.
     The voting restrictions and restrictions on transfer described above may have the effect of delaying, deferring or preventing a change in control of Platinum Holdings.
Preferred Shares
     Pursuant to our Bye-laws and Bermuda law, our board of directors by resolution may establish one or more series of preferred shares having a number of shares, designations, relative voting rights, dividend rates, liquidation and other rights, preferences, limitations and powers as may be fixed by the board of directors without any further shareholder approval which, if any preferred shares are issued, may include restrictions on voting and transfer intended to avoid having us become a “controlled foreign corporation” for U.S. federal income tax purposes. If our board of directors issues preferred shares conferring any voting rights, it will amend our Bye-Laws to apply the limitations on the voting rights discussed above under “—Limitation on Voting Rights” to those preferred shares. Any rights, preferences, powers and limitations as may be established could also have the effect of discouraging an attempt to obtain control of the Company. The issuance of preferred shares could adversely affect the voting power of the holders of our common shares, deny such holders the receipt of a premium on their common shares in the event of a tender or other offer for the common shares and depress the market price of the common shares. The particular rights and preferences of any preferred shares will be described in any prospectus supplement. We strongly encourage you to refer to our memorandum of association and Bye-Laws and any applicable certificate of designations for a complete understanding of the terms and conditions applicable to the preferred shares.
Bye-laws
     Our Bye-laws provide for our corporate governance, including the establishment of share rights, modification of those rights, issuance of share certificates, imposition of a lien over shares in respect of unpaid amounts on those shares, calls on shares which are not fully paid, forfeiture of shares, the transfer of shares, alterations of capital, the calling and conduct of general meetings of shareholders, proxies, the appointment and removal of directors, conduct and power of directors, the payment of dividends, the appointment of an auditor and our winding-up.
     Our Bye-laws provide that our board of directors shall be elected annually and shall not be staggered. Shareholders may only remove a director for cause prior to the expiration of that director’s term at a special meeting of shareholders at which a majority of the holders of shares voting thereon vote in favor of that action.
     Our Bye-laws also provide that if our board of directors in its absolute discretion determines that share ownership by any shareholder may result in adverse tax, regulatory or legal consequences to us, any of our subsidiaries or any other shareholder, then we will have the option, but not the obligation, to repurchase all or part of the shares held by such shareholder to the extent the board of directors determines it is necessary to avoid such adverse or potential adverse consequences. The price to be paid for such shares will be the fair market value of such shares.
Transfer Agent
     Our registrar and transfer agent for the common shares is Mellon Investor Services LLC.

Differences in Corporate Law
      The Companies Act differs in certain material respects from laws generally applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant provisions of the Companies Act (including modifications adopted pursuant to our Bye-laws) applicable to us, which differ in certain respects from provisions of Delaware corporate law, which is the law that governs many U.S. public companies. The following statements are summaries, and do not purport to deal with all aspects of Bermuda law that may be relevant to us and our shareholders.
      Duties of Directors. Under Bermuda law, at common law, members of a board of directors owe a fiduciary duty to the company to act in good faith in their dealings with or on behalf of the company and exercise their powers and fulfill the duties of their office honestly. This duty has the following essential elements:
•	a duty to act in good faith in the best interests of the Company;

•	a duty not to make a personal profit from opportunities that arise from the office of director;

•	a duty to avoid conflicts of interest; and

•	a duty to exercise powers for the purpose for which such powers were intended.
      The Companies Act imposes a duty on directors and officers of a Bermuda company:
•	to act honestly and in good faith with a view to the best interests of the company; and

•	to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.
      In addition, the Companies Act imposes various duties on directors and officers of a company with respect to matters of management and administration of the company.
      The Companies Act provides that in any proceedings for negligence, default, breach of duty or breach of trust against any director or officer, if it appears to a court that such director or officer is or may be liable in respect of the negligence, default, breach of duty or breach of trust, but that he has acted honestly and reasonably, and that, having regard to all the circumstances of the case, including those connected with his appointment, he ought fairly to be excused for the negligence, default, breach of duty or breach of trust, that court may relieve him, either wholly or partly, from any liability on such terms as the court may think fit. This provision has been interpreted to apply only to actions brought by or on behalf of the company against such directors and officers. Our Bye-Laws, however, provide that shareholders waive all claims or rights of action that they might have, individually or by or in the right of Platinum Holdings, against any director or officer of the Company on account of any action taken by such director or officer, or the failure of such director or officer to take any action in the performance of his duties with or for the Company, except this waiver does not extend to any matter in respect of fraud or dishonesty on the part of such director or officer.
      Under Delaware law, the business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with a fiduciary duty of care to protect the interests of the corporation and a fiduciary duty of loyalty to act in the best interests of its stockholders.
      The duty of care requires that directors act in an informed and deliberative manner and inform themselves, prior to making a business decision, of all material information reasonably available to them. The duty of care also requires that directors exercise care in overseeing and investigating the conduct of corporate employees. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner which the director reasonably believes to be in the best interests of the stockholders.

     A party challenging the propriety of a decision of a board of directors bears the burden of rebutting the applicability of the presumptions afforded to directors by the “business judgment rule.” If the presumption is not rebutted, the business judgment rule attaches to protect the directors and their decisions, and their business judgments will not be second guessed. Where, however, the presumption is rebutted, the directors bear the burden of demonstrating the entire fairness of the relevant transaction. Notwithstanding the foregoing, Delaware courts subject directors’ conduct to enhanced scrutiny in respect of defensive actions taken in response to a threat to corporate control and approval of a transaction resulting in a sale of control of the corporation.
     Interested Directors. Our Bye-laws provide that transactions we enter into in which a director has an interest are not voidable by us, nor can the interested director be liable to us for any profit realized pursuant to such transactions, provided the nature of the interest is disclosed at the first opportunity at a meeting of directors, or in writing to the directors. Under Delaware law, such a transaction would not be voidable if (i) the material facts as to the interested director’s relationship or interests are disclosed or are known to the board of directors and the board in good faith authorized the transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors constitute less than a quorum, (ii) the material facts as to the director’s relationship or interest and as to the transaction are disclosed or are known to the shareholders entitled to vote on the transaction and the transaction is specifically approved in good faith by vote of the shareholders or (iii) the transaction is fair to the corporation as of the time it is authorized, approved or ratified by the board of directors, a committee of the board of directors or the shareholders. Under Delaware law, the interested director could be held liable for a transaction in which that director derived an improper personal benefit.
     Dividends and Distributions. Bermuda law permits the declaration and payment of dividends and the making of distributions from contributed surplus by a company only if there are no reasonable grounds for believing that the company is, or would after the payment be, unable to pay its liabilities as they become due, or the realizable value of the company’s assets would be less, as a result of the payment, than the aggregate of its liabilities and its issued share capital and share premium accounts. The excess of the consideration paid on issue of shares over the aggregate par value of such shares must (except in limited circumstances) be credited to a share premium account. Share premium may be distributed in limited circumstances, for example to pay up unissued shares which may be distributed to shareholders in proportion to their holdings, but is otherwise subject to limitation. In addition, our ability to pay dividends is subject to Bermuda insurance laws and regulatory constraints. Our Bye-Laws permit the board of directors to declare, in accordance with the Companies Act, a dividend to be paid to its shareholders, in proportion to the number of shares held by the shareholders, and such dividend may be paid in cash or wholly or partly in specie, in which case the board of directors may fix the value for distribution in specie of any assets.
     Under Delaware law, subject to any restrictions contained in the company’s certificate of incorporation, a company may pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. Delaware law also provides that dividends may not be paid out of net profits at any time when capital is less than the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets.
     Amalgamations, Mergers and Similar Agreements. We may acquire the business of another Bermuda company or a company incorporated outside Bermuda and carry on such business when it is within the objects of our memorandum of association. In the case of an amalgamation, we may amalgamate with another Bermuda company or with an entity incorporated outside Bermuda. A shareholder who did not vote in favor of the amalgamation may apply to a Bermuda court for a proper valuation of his or her shares if he or she is not satisfied that fair value has been offered for those shares. The court ordinarily would not disapprove the transaction on that ground absent evidence of fraud or bad faith. Under Delaware law, with certain exceptions, a merger, consolidation or sale of all or substantially all the assets of a corporation must be approved by the board of directors and the holders of a majority of the outstanding shares entitled to vote thereon. Under Delaware law, a stockholder of a corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which the stockholder may receive cash in the amount of the fair value of the shares held by that stockholder (as determined by a court) in lieu of the consideration that stockholder would otherwise receive in the transaction. Delaware law does not provide stockholders of a corporation with voting or appraisal rights when the corporation acquires another business through the issuance of its stock or other consideration (i) in exchange for the assets of the business to be acquired, (ii) in exchange for the outstanding stock of the corporation to be acquired; (iii) in a merger of the corporation to be acquired with a subsidiary of the acquiring corporation or (iv) in a merger in which the corporation’s certificate of incorporation is not amended and the corporation issues less than 20% of its common stock outstanding prior to the merger.
     Takeovers. Bermuda law provides that if the acquiring party is a company, it may compulsorily acquire all the shares of the target company, by acquiring pursuant to a tender offer 90% of the shares or class of shares not already owned by, or by a nominee for, the acquiring party (the offeror), or any of its subsidiaries. If an offeror has, within four months after the making of an offer for all the shares or class of shares not owned by, or by a nominee for, the offeror, or any of its subsidiaries, obtained the approval of the holders of 90% or more of all the shares to which the offer relates, the offeror may, at any time within two months beginning with the date on which the approval was obtained, require by notice any nontendering shareholder to transfer its shares on the same terms as the original offer. In those circumstances, nontendering shareholders will be compelled to sell their shares unless the Supreme Court of Bermuda (on application made within a one-month period from the date of the offeror’s notice of its intention to acquire such shares) orders otherwise. Where one or more parties holds not less than 95% of the shares or a class of shares of a company, such holder(s) may, pursuant to a notice given to the remaining shareholders or class of shareholders, acquire the shares of such remaining shareholders or class of shareholders. When this notice is given, the acquiring party is entitled and bound to acquire the shares of the remaining shareholders on the terms set out in the notice, unless a remaining shareholder, within one month of receiving such notice, applies to the Supreme Court of Bermuda for an appraisal of the value of their shares. This provision only applies where the acquiring party offers the same terms to all holders of shares whose shares are being acquired.
     Delaware law provides that a parent corporation, by resolution of its board of directors and without any shareholder vote, may merge with any subsidiary of which it owns at least 90% of the outstanding shares of each class of stock that is entitled to vote on the transaction. Upon any such merger, dissenting stockholders of the subsidiary would have appraisal rights.
     Shareholder’s Suit. The rights of shareholders under Bermuda law are not as extensive as the rights of shareholders under legislation or judicial precedent in many U.S. jurisdictions. Class actions and derivative actions are generally not available to shareholders under the laws of Bermuda. The Bermuda courts, however, would ordinarily be expected to permit a shareholder to commence an action in the name of a company to remedy a wrong to the company where the act complained of is alleged to be beyond the corporate power of the company or illegal, or would result in a violation of the company’s memorandum of association or bye-laws. Furthermore, consideration would be given by the court to acts that are alleged to constitute a fraud against the minority shareholders or where an act requires the approval of a greater percentage of shareholders than actually approved it. The winning party in such an action generally would be able to recover a portion of attorneys’ fees incurred in connection with such action. When the affairs of a company are being conducted in a manner which is oppressive or prejudicial to the interests of some part of the shareholders, one or more shareholders may apply to the Supreme Court of Bermuda, which may make such order as it sees fit, including an order regulating the conduct of the company’s affairs in the future or ordering the purchase of the shares of any shareholders by other shareholders or by the company.
     Our Bye-Laws contain a provision by virtue of which our shareholders waive any claim or right of action that they have, both individually and on our behalf, against any director or officer in relation to any action or failure to take action by such director or officer, except in respect of any fraud or dishonesty of such director or officer.
     Class actions and derivative actions generally are available to stockholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.
     Indemnification of Directors. Our Bye-laws indemnify our directors and officers in their capacity as such in respect of any loss arising or liability attaching to them by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which a director or officer may be guilty in relation to us other than in respect of his own fraud or dishonesty, which is the maximum extent of indemnification permitted under the Companies Act. Under Delaware law, a corporation may indemnify a director or officer of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in defense of an action, suit or proceeding by reason of such position if (i) the director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, if the director or officer had no reasonable cause to believe his conduct was unlawful.
     Inspection of Corporate Records. Members of the general public have the right to inspect our public documents available at the office of the Registrar of Companies in Bermuda, which will include our memorandum of association (including our objects and powers) and alterations to our memorandum of association, including any increase or reduction of our authorized capital. Our shareholders have the additional right to inspect our Bye-laws, minutes of general meetings and our audited financial statements, which must be presented to the annual general meeting of shareholders. Our register of shareholders is also open to inspection by shareholders without charge, and to members of the public for a fee. We are required to maintain a share register in Bermuda but may establish a branch register outside Bermuda. We are required to keep at our registered office a register of our directors and officers which is open for inspection by members of the public without charge. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records. Delaware law permits any stockholder to inspect or obtain copies of a corporation’s stockholder list and its other books and records for any purpose reasonably related to such person’s interest as a stockholder.
     Enforcement of Judgments and Other Matters. We have been advised by Conyers Dill & Pearman, our Bermuda counsel, that there is doubt as to whether the courts of Bermuda would enforce (1) judgments of United States courts obtained in actions against us or our directors and officers, as well as the experts named in this prospectus who reside outside the United States predicated upon the civil liability provisions of the United States federal securities laws and (2) original actions brought in Bermuda against us or our directors and officers, as well as the experts named in this prospectus who reside outside the United States predicated solely upon United States federal securities laws. There is no treaty in effect between the United States and Bermuda providing for such enforcement, and there are grounds upon which Bermuda courts may not enforce judgments of United States courts. Certain remedies available under the laws of U.S. jurisdictions, including certain remedies available under the U.S. federal securities laws, would not be allowed in Bermuda courts as contrary to Bermuda’s public policy.
     Shareholder Proposals. Under Bermuda law, the Companies Act provides that shareholders may, as set forth below and at their own expense (unless a company otherwise resolves), require a company to give notice of any resolution that the shareholders can properly propose at the next annual general meeting and/or to circulate a statement prepared by the requesting shareholders in respect of any matter referred to in a proposed resolution or any business to be conducted at a general meeting. The number of shareholders necessary for such a requisition is either that number of shareholders representing at least 5% of the total voting rights of all shareholders having a right to vote at the meeting to which the requisition relates or not less than 100 shareholders. Delaware law does not include a provision restricting the manner in which nominations for directors may be made by stockholders or the manner in which business may be brought before a meeting.
     Calling of Special Shareholders Meetings. Under our Bye-Laws, a special general meeting may be called by our Chairman or by any two directors or and director and the secretary or by the board of directors. Under Bermuda law, a special meeting may also be called by the shareholders when requisitioned by the holders of at least 10% of the paid up voting share capital of Platinum Holdings as provided by the Companies Act. Delaware law permits the board of directors or any person who is authorized under a corporation’s certificate of incorporation or Bye-Laws to call a special meeting of stockholders.
     Approval of Corporate Matters by Written Consent. Under Bermuda law, the Companies Act provides that shareholders may take action by written consent with 100% shareholders consent required. Delaware law permits stockholders to take action by the consent in writing by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of stockholders at which all shares entitled to vote thereon were present and voted.
     Amendment of Memorandum of Association. Bermuda law provides that the memorandum of association of a company may be amended by a resolution passed at a general meeting of shareholders of which due notice has been given. The holders of an aggregate of not less than 20% in par value of a company’s issued share capital or any class thereof have the right to apply to the Bermuda courts for an annulment of any amendment of the memorandum of association adopted by shareholders at any general meeting, other than an amendment which alters or reduces a company’s share capital as provided in the Companies Act. Where such an application is made, the amendment becomes effective only to the extent that it is confirmed by the Bermuda court.
     Under Delaware law, amendment of the certificate of incorporation of a company must be made by a resolution of the board of directors setting forth the amendment, declaring its advisability, and either calling a special meeting of the stockholders entitled to vote or directing that the amendment proposed be considered at the next annual meeting of the stockholders. Delaware law requires that, unless a different percentage is provided for in the certificate of incorporation, a majority of the outstanding shares entitled to vote thereon is required to approve the amendment of the certificate of incorporation at the stockholders meeting. If the amendment would alter the number of authorized shares or otherwise adversely affect the rights or preference of any class of a company’s stock, Delaware law provides that the holders of the outstanding shares of such affected class should be entitled to vote as a class upon the proposed amendment, regardless of whether such holders are entitled to vote by the certificate of incorporation. However, the number of authorized shares of any class may be increased or decreased, to the extent not falling below the number of shares then outstanding, by the affirmative vote of the holders of a majority of the stock entitled to vote, if so provided in the company’s certificate of incorporation or any amendment that created such class or was adopted prior to the issuance of such class or that was authorized by the affirmative vote of the holders of a majority of such class of stock.
     Amendment of Bye-laws. Consistent with the Companies Act, our Bye-Laws provide that the no Bye-Law may be rescinded, altered or amended, and no new Bye-Law shall be made, until it has been approved by a resolution of our board of directors and by a resolution of our shareholders. Under Delaware law, holders of a majority of the voting power of a corporation and, if so provided in the certificate of incorporation, the directors of the corporation, have the power to adopt, amend and repeal the bylaws of a corporation.
DESCRIPTION OF THE DEPOSITARY SHARES
General
     We may, at our option, elect to offer depositary shares, each representing a fraction (to be set forth in the prospectus supplement relating to our common shares or a particular series of preferred shares) of a common share or a fraction of a share of a particular class or series of preferred shares as described below. In the event we elect to do so, depositary receipts evidencing depositary shares will be issued to the public.
     The common shares or the shares of the class or series of preferred shares represented by depositary shares will be deposited under a deposit agreement among us, a depositary selected by us and the holders of the depositary receipts. The depositary will be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a common share or preference share represented by such depositary share, to all the rights and preferences of the common shares or preferred shares represented thereby (including dividend, voting, redemption and liquidation rights). The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional common shares or fractional shares of the applicable class or series of preferred shares in accordance with the terms of the offering described in the related prospectus supplement. Forms of the deposit agreement and depositary receipt have been filed as exhibits to the registration statement of which this prospectus forms a part.
     Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts without charge to the holder thereof.
     The following description of the depositary shares sets forth the material terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered securities, will be described in the prospectus supplement, which will also include a discussion of certain U.S. federal income tax considerations.
Dividends and Other Distributions
     The depositary will distribute all cash dividends or other distributions received in respect of the related common shares or preferred shares to the record holders of depositary shares relating to such common shares or preferred shares in proportion to the number of such depositary shares owned by such holders.
     In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with our approval, sell such property and distribute the net proceeds from the sale to such holders.
Withdrawal of Shares
     Upon surrender of the depositary receipts at the corporate trust office of the depositary (unless the related depositary shares have previously been called for redemption), the holder of the depositary shares evidenced thereby is entitled to delivery of the number of whole shares of the related common shares or class or series of preferred shares and any money or other property represented by such depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related common shares or class or series of preferred shares on the basis set forth in the prospectus supplement for such common shares or class or series of preferred shares, but holders of such whole common shares or preferred shares will not thereafter be entitled to exchange them for depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole common shares or preferred shares to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. In no event will fractional common shares or preferred shares be delivered upon surrender of depositary receipts to the depositary.
Redemption of Depositary Shares
     Whenever we redeem common shares or preferred shares held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing common shares or shares of the related class or series of preferred shares so redeemed. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to such common shares or class or series of preferred shares. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.
Voting of the Common Shares or Preferred Shares
     Upon receipt of notice of any meeting at which the holders of common shares or preferred shares are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such common shares or preferred shares. Each record holder of such depositary shares on the record date (which will be the same date as the record date for common shares or preferred shares, as applicable) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of common shares or preferred shares represented by such holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of the common shares or preferred shares represented by such depositary shares in accordance with such instructions, and we will agree to take all action which the depositary deems necessary in order to enable the depositary to do so. The depositary will vote all common shares or preferred shares held by it proportionately with instructions received if it does not receive specific instructions from the holders of depositary shares representing such common shares or preferred shares.

Amendment and Termination of the Deposit Agreement
     The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary receipts will not be effective unless such amendment has been approved by the holders of depositary receipts representing at least a majority (or, in the case of amendments relating to or affecting rights to receive dividends or distributions or voting or redemption rights, 66%, unless otherwise provided in the related prospectus supplement) of the depositary shares then outstanding. The deposit agreement may be terminated by us or the depositary only if (1) all outstanding depositary shares have been redeemed, (2) there has been a final distribution in respect of the common shares or the preferred shares in connection with our liquidation, dissolution or winding up and such distribution has been distributed to the holders of depositary receipts or (3) upon the consent of holders of depositary receipts representing not less than 66% of the depositary shares outstanding, unless otherwise provided in the related prospectus supplement.
Charges of Depositary
     We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the related common shares or preferred shares and any redemption of such common shares or preferred shares. Holders of depositary receipts will pay all other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.
     The depositary may refuse to effect any transfer of a depositary receipt or any withdrawal of common shares or preferred shares evidenced thereby until all such taxes and charges with respect to such depositary receipt or such common shares or preferred shares are paid by the holders thereof.
Miscellaneous
     The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required to furnish to the holders of common shares or preferred shares.
     Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our obligations under the deposit agreement. Our obligations and the obligations of the depositary under the deposit agreement will be limited to performance in good faith of their duties thereunder and neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or class or series of preferred shares unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preferred shares for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.
Resignation and Removal of Depositary
     The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary. Any such resignation or removal of the depositary will take effect upon the appointment of a successor depositary, which successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.
DESCRIPTION OF THE DEBT SECURITIES
General
     The following summary is a description of the debt securities that may be issued by either Platinum Holdings or Platinum Finance; debt securities issued by Platinum Finance will be fully and unconditionally guaranteed by Platinum Holdings. The description sets forth the material terms and provisions of the debt securities to which any prospectus supplement may relate and may be amended or supplemented by terms described in the applicable prospectus supplement. Platinum Holdings’ senior debt securities (which we refer to as the Platinum Holdings senior debt securities) are to be issued under a senior indenture between Platinum Holdings and JPMorgan Chase Bank N.A. (as successor entity to JPMorgan Chase Bank, and which we refer to as JPMorgan Chase Bank), as trustee, as supplemented (which we refer to as the Platinum Holdings senior indenture). Platinum Holdings’ subordinated debt securities (which we refer to as the Platinum Holdings subordinated debt securities) are to be issued under a subordinated indenture between us and JPMorgan Chase Bank, as trustee, as supplemented (which we refer to as the Platinum Holdings subordinated indenture). The Platinum Holdings senior indenture and the Platinum Holdings subordinated indenture are substantially identical, except for certain covenants of Platinum Holdings and provisions relating to subordination. The Platinum Holdings senior indenture and the Platinum Holdings subordinated indenture are sometimes referred to herein collectively as the “Platinum Holdings indentures” and each individually as a “Platinum Holdings indenture,” and the trustees under each of the Platinum Holdings indentures are sometimes referred to herein collectively as the “Platinum Holdings trustees” and each individually as a “Platinum Holdings trustee.”
     Platinum Finance’s senior debt securities, which will be fully and unconditionally guaranteed by Platinum Holdings (which we refer to as the Platinum Finance senior debt securities), are to be issued under a senior indenture among Platinum Finance as issuer, Platinum Holdings as guarantor and JPMorgan Chase Bank, as trustee, as supplemented (which we refer to as the Platinum Finance senior indenture). Platinum Finance’s subordinated debt securities, which will be fully and unconditionally guaranteed by Platinum Holdings (which we refer to as the Platinum Finance subordinated debt securities), are to be issued under a subordinated indenture among Platinum Finance as issuer, Platinum Holdings as guarantor and JPMorgan Chase Bank, as trustee, as supplemented (which we refer to as the Platinum Finance subordinated indenture). The Platinum Finance senior indenture and the Platinum Finance subordinated indenture are substantially identical, except for certain covenants of Platinum Finance and provisions relating to subordination. The Platinum Finance senior indenture and the Platinum Finance subordinated indenture are sometimes referred to herein collectively as the “Platinum Finance indentures” and each individually as a “Platinum Finance indenture,” and the trustees under each of the Platinum Finance indentures are sometimes referred to herein collectively as the “Platinum Finance trustees” and each individually as a “Platinum Finance trustee.” The Platinum Holdings indentures and the Platinum Finance indentures are also substantially identical, except for certain covenants of Platinum Holdings or Platinum Finance, as applicable, relating to the guarantee by Platinum Holdings of debt securities issued by Platinum Finance.
     The Platinum Holdings indentures and the Platinum Finance indentures are sometimes referred to herein collectively as the “indentures” and each individually as the “indenture.” The Platinum Holdings trustees and the Platinum Finance trustees are sometimes referred to herein collectively as the “trustees” and each individually as a “trustee.” Platinum Holdings and Platinum Finance are sometimes referred to herein collectively as the “issuers” and each individually as the “issuer.” If applicable, Platinum Holdings is sometimes referred to herein as the “guarantor.” We refer collectively to the Platinum Holdings senior debt securities, the Platinum Holdings subordinated debt securities, the Platinum Finance senior debt securities and the Platinum Finance subordinated debt securities as the “debt securities.”
     The particular terms of the series of debt securities offered by any prospectus supplement, and the extent to which general provisions described below may apply to the offered series of debt securities, will be described in the prospectus supplement.
     The following summaries of the material terms and provisions of the indentures and the related debt securities and any related guarantee are not complete and are subject to, and are qualified in their entirety by reference to, all provisions of the indentures, including the definitions of certain terms in the indentures and those terms to be made a part of the indentures by the Trust Indenture Act of 1939, as amended (which we refer to as the Trust Indenture Act). Wherever we refer to particular articles, sections or defined terms of an indenture, without specific reference to an indenture, those articles, sections or defined terms are contained in all indentures.
     The indentures do not limit the aggregate principal amount of the debt securities which the issuer may issue under them and provide that the issuer may issue debt securities under them from time to time in one or more series. The indentures do not limit the amount of other indebtedness or the debt securities which the applicable issuer or its subsidiaries may issue.

     Unless otherwise provided in a prospectus supplement, Platinum Holdings senior debt securities and any related guarantee of Platinum Finance senior debt securities will be unsecured obligations of Platinum Holdings, and will rank equally with all of Platinum Holdings’ other unsecured and unsubordinated indebtedness. Platinum Holdings subordinated debt securities and any related guarantee of such Platinum Finance subordinated debt securities will be unsecured obligations of Platinum Holdings, subordinated in right of payment to the prior payment in full of all Senior Indebtedness (which term includes the senior debt securities) of Platinum Holdings as described below under “Subordination of the Subordinated Debt Securities” and in the applicable prospectus supplement.
     Unless otherwise provided in a prospectus supplement, Platinum Finance’s senior debt securities will be unsecured obligations of Platinum Finance, and will rank equally with all of Platinum Finance’s other unsecured and unsubordinated indebtedness. Platinum Finance’s subordinated debt securities will be unsecured obligations of Platinum Finance, subordinated in right of payment to the prior payment in full of all Senior Indebtedness (which term includes the senior debt securities) of Platinum Finance as described below under “Subordination of the Subordinated Debt Securities” and in the applicable prospectus supplement.
     Because Platinum Holdings and Platinum Finance are holding companies, their rights and the rights of their creditors (including the holders of their debt securities) and shareholders of Platinum Holdings or the stockholder of Platinum Finance to participate in distributions by certain of their subsidiaries upon that subsidiary’s liquidation or reorganization or otherwise would be subject to the prior claims of that subsidiary’s creditors, except to the extent that they may themselves be creditors with recognized claims against that subsidiary or their creditor may have the benefit of a guaranty from a subsidiary of either Platinum Holdings or Platinum Finance. None of their creditors has the benefit of a guaranty from any of their subsidiaries. The rights of Platinum Holdings’ or Platinum Finance’s creditors (including the holders of their debt securities) to participate in the distribution of stock or shares, as applicable, owned by them in certain of their subsidiaries, including their insurance subsidiaries, may also be subject to approval by certain insurance regulatory authorities having jurisdiction over such subsidiaries.
     The ability of Platinum Holdings and Platinum Finance to receive dividends and other distributions from their insurance company subsidiaries is limited by applicable law and regulation. See “Our Business — Regulation” in our Annual Report on Form 10-K/A for the year ended December 31, 2004 incorporated by reference in this prospectus. If Platinum Holdings or Platinum Finance, as applicable, is unable to receive dividends or distributions from its insurance company subsidiaries, or if such dividends or distributions are limited, the ability of Platinum Holdings or Platinum Finance, as applicable, to make payments owing with respect to the debt securities will be adversely affected.
     The prospectus supplement relating to the particular series of debt securities offered thereby will describe the following terms of the offered series of debt securities and any related guarantee by Platinum Holdings:
•	the title of such debt securities and the series in which such debt securities will be included, which may include medium-term notes, the aggregate principal amount of such debt securities and any limit upon such principal amount;

•	the date or dates, or the method or methods, if any, by which such date or dates will be determined, on which the principal of such series of debt securities will be payable;

•	the rate or rates at which such series of debt securities will bear interest, if any, which rate may be zero in the case of certain debt securities issued at an issue price representing a discount from the principal amount payable at maturity, or the method by which such rate or rates will be determined (including, if applicable, any remarketing option or similar method), and the date or dates from which such interest, if any, will accrue or the method by which such date or dates will be determined;

•	the date or dates on which interest, if any, on such series of debt securities will be payable and any regular record dates applicable to the date or dates on which interest will be so payable;

•	the place or places where the principal of, any premium or interest on or any additional amounts with respect to such series of debt securities will be payable, any of such series of debt securities that are issued in registered form may be surrendered for registration of transfer or exchange, and any such debt securities may be surrendered for conversion or exchange;

•	whether any of such series of debt securities are to be redeemable at the particular issuer’s option and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such series of debt securities may be redeemed, in whole or in part, at the particular issuer’s option;

•	whether the issuer will be obligated to redeem or purchase any of such series of debt securities pursuant to any sinking fund or analogous provision or at the option of any holder thereof and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities will be redeemed or purchased, in whole or in part, pursuant to such obligation, and any provisions for the remarketing of such series of debt securities so redeemed or purchased;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any series of debt securities to be issued in registered form will be issuable and, if other than a denomination of $5,000, the denominations in which any debt securities to be issued in bearer form will be issuable;

•	whether the series of debt securities will be listed on any national securities exchange;

•	whether the series of debt securities will be convertible into common shares and/or exchangeable for other securities issued by the issuer of the particular debt securities, and, if so, the terms and conditions upon which such series of debt securities will be so convertible or exchangeable;

•	if other than the principal amount, the portion of the principal amount (or the method by which such portion will be determined) of such series of debt securities that will be payable upon declaration of acceleration of the maturity thereof;

•	if other than United States dollars, the currency of payment, including composite currencies, of the principal of, any premium or interest on or any additional amounts with respect to any of such series of debt securities;

•	whether the principal of, any premium or interest on or any additional amounts with respect to such series of debt securities will be payable, at the issuer’s election or the election of a holder, in a currency other than that in which such series of debt securities are stated to be payable and the date or dates on which, the period or periods within which, and the other terms and conditions upon which, such election may be made;

•	any index, formula or other method used to determine the amount of payments of principal of, any premium or interest on or any additional amounts with respect to such series of debt securities;

•	whether such series of debt securities are to be issued in the form of one or more global securities and, if so, the identity of the depositary for such global security or securities;

•	whether such series of debt securities are the senior debt securities or subordinated debt securities and, if the subordinated debt securities, the specific subordination provisions applicable thereto;

•	in the case of subordinated debt securities, the relative degree, if any, to which such series of subordinated debt securities of the series, and any related guarantee, will be senior to or be subordinated to other series of the subordinated debt securities or other indebtedness of the issuer and any guarantor in right of payment, whether such other series of the subordinated debt securities or other indebtedness are outstanding or not;

•	in the case of subordinated debt securities, any limitation on the issuance of additional Senior Indebtedness;

•	any deletions from, modifications of or additions to the Events of Default or covenants of the issuer and any guarantor with respect to such series of debt securities;

•	whether the provisions described below under “Discharge, Defeasance and Covenant Defeasance” will be applicable to such series of debt securities;

•	a discussion of certain U.S. federal income tax considerations;

•	whether any of such series of debt securities are to be issued upon the exercise of warrants, and the time, manner and place for such debt securities to be authenticated and delivered; and

•	any other terms of such series of debt securities and any related guarantee and any other deletions from or modifications or additions to the applicable indenture in respect of such debt securities.
     The issuer will have the ability under the indentures to “reopen” a previously issued series of debt securities and issue additional debt securities of that series or establish additional terms of that series. The issuer is also permitted to issue debt securities with the same terms as previously issued debt securities.
     Unless otherwise provided in the related prospectus supplement, principal, premium, interest and additional amounts, if any, with respect to any series of debt securities will be payable at the office or agency maintained by the issuer for such purposes (initially the corporate trust office of the trustee). In the case of debt securities issued in registered form, interest may be paid by check mailed to the persons entitled thereto at their addresses appearing on the security register or by transfer to an account maintained by the payee with a bank located in the United States. Interest on debt securities issued in registered form will be payable on any interest payment date to the persons in whose names the debt securities are registered at the close of business on the regular record date with respect to such interest payment date. Interest on such debt securities which have a redemption date after a regular record date, and on or before the following interest payment date, will also be payable to the persons in whose names the debt securities are so registered. All paying agents initially designated by the issuer for the debt securities will be named in the related prospectus supplement. The issuer may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that the issuer will be required to maintain a paying agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the debt securities are payable.
     Unless otherwise provided in the related prospectus supplement, the debt securities may be presented for transfer (duly endorsed or accompanied by a written instrument of transfer, if so required by the issuer or the security registrar) or exchanged for other debt securities of the same series (containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount) at the office or agency maintained by the issuer for such purposes (initially the corporate trust office of the trustee). Such transfer or exchange will be made without service charge, but the issuer may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses then payable. The issuer will not be required to (1) issue, register the transfer of, or exchange, the debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such debt securities and ending at the close of business on the day of such mailing or (2) register the transfer of or exchange any debt security so selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part. Any transfer agent (in addition to the security registrar) initially designated by the issuer for its debt securities will be named in the related prospectus supplement. The issuer may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that the issuer will be required to maintain a transfer agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the debt securities are payable.

     Unless otherwise provided in the related prospectus supplement, the debt securities will be issued only in fully registered form without coupons in minimum denominations of $1,000 and any integral multiple thereof. The debt securities may be represented in whole or in part by one or more global debt securities registered in the name of a depositary or its nominee and, if so represented, interests in such global debt security will be shown on, and transfers thereof will be effected only through, records maintained by the designated depositary and its participants as described below. Where the debt securities of any series are issued in bearer form, the special restrictions and considerations, including special offering restrictions and special U.S. federal income tax considerations, applicable to such debt securities and to payment on and transfer and exchange of such debt securities will be described in the related prospectus supplement.
     The debt securities may be issued as original issue discount securities (bearing no fixed interest or bearing fixed interest at a rate which at the time of issuance is below specified market rates) to be sold at a substantial discount below their principal amount and may for various other reasons be considered to have original issue discount for U.S. federal income tax purposes. In general, original issue discount is included in the income of holders on a yield-to-maturity basis. Accordingly, depending on the terms of the debt securities, holders may be required to include amounts in income prior to the receipt thereof. Special U.S. federal income tax and other considerations applicable to original issue discount securities will be described in the related prospectus supplement.
     The debt securities may also be issued at a premium (issued for an amount in excess of the face amount of such securities). In general, such bond premium would be amortizable over the term of the debt instrument and deductible by the holders for U.S. federal income tax purposes. Special U.S. federal income tax and other considerations applicable to securities issued at a premium will be described in the related prospectus supplement.
     If the purchase price of any debt securities is payable in one or more foreign currencies or currency units or if any debt securities are denominated in one or more foreign currencies or currency units or if the principal of, or any premium or interest on, or any additional amounts with respect to, any debt securities is payable in one or more foreign currencies or currency units, the restrictions, elections, certain U.S. federal income tax considerations, specific terms and other information with respect to such debt securities and such foreign currency or currency units will be set forth in the related prospectus supplement.
     The issuer will comply with Section 14(e) under the Exchange Act, and any other tender offer rules under the Exchange Act which may then be applicable, in connection with any obligation of the issuer to purchase debt securities at the option of the holders. Any such obligation applicable to a series of debt securities will be described in the related prospectus supplement.
     Unless otherwise described in a prospectus supplement relating to any series of debt securities, the indentures do not contain any provisions that would limit the issuer’s or any guarantor’s ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a sudden and significant decline in the issuer’s or any guarantor’s credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving the issuer or any guarantor. Accordingly, the issuer and any guarantor could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect our capital structure or credit rating. You should refer to the prospectus supplement relating to a particular series of the debt securities for information regarding to any deletions from, modifications of or additions to the Events of Defaults described below or the issuer’s or any guarantor’s covenants contained in the indentures, including any addition of a covenant or other provisions providing event risk or similar protection.
Conversion and Exchange
     The terms, if any, on which debt securities of any series are convertible into or exchangeable for common shares or preferred shares of Platinum Holdings or other securities issued by either Platinum Holdings or Platinum Finance, property or cash, or a combination of any of the foregoing, will be set forth in the related prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the issuer’s option, in which the securities, property or cash to be received by the holders of the debt securities would be calculated according to the factors and at such time as described in the related prospectus supplement. Any such conversion or exchange for securities issued by Platinum Holdings will comply with applicable Bermuda law, its memorandum of association and Bye-laws. Any such conversion or exchange for securities issued by Platinum Finance will comply with applicable Delaware law, its Certificate of Incorporation and By-laws.
Optional Redemption
     Unless otherwise described in a prospectus supplement relating to any debt securities, the issuer may at its option, redeem any series of its own debt securities, in whole or in part, at any time at the redemption price. Unless otherwise described in a prospectus supplement, debt securities’ will not be subject to sinking fund or other mandatory redemption or to redemption or repurchase at the option of the holders upon a change of control, a change in management, an asset sale or any other specified event.
Selection and Notice
     Unless otherwise described in a prospectus supplement, the issuer will send the holders of its debt securities to be redeemed a notice of redemption by first-class mail at least 30 and not more than 60 days prior to the date fixed for redemption. If the issuer elects to redeem fewer than all the debt securities, unless otherwise agreed in a holders’ redemption agreement, the trustee will select in a fair and appropriate manner, including pro rata or by lot, the debt securities to be redeemed in whole or in part.
     Unless the issuer defaults in payment of the redemption price, the debt securities called for redemption shall cease to accrue any interest on or after the redemption date.
Consolidation, Amalgamation, Merger and Sale of Assets
     Unless otherwise described in a prospectus supplement, each indenture provides that the issuer and any guarantor may not (1) consolidate or amalgamate with or merge into any person or convey, transfer or lease the issuer’s or any guarantor’s properties and assets as an entirety or substantially as an entirety to any person, or (2) permit any person to consolidate or amalgamate with or merge into the issuer or any guarantor unless (a) such person is a corporation or limited liability company organized and existing under the laws of the United States, any state thereof or the District of Columbia, Bermuda or any other country (including under the laws of any state, province or political subdivision thereof) which is, on the date of the indenture, a member of the Organization of Economic Cooperation and Development and will expressly assume, by supplemental indenture satisfactory in form to the trustee, the due and punctual payment or guarantee of the principal of, any premium and interest on and any additional amounts with respect to the debt securities issued thereunder, and the performance of the issuer’s and any guarantor’s obligations under the indenture and the debt securities issued thereunder; (b) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the issuer or of any guarantor or of a designated subsidiary as a result of such transaction as having been incurred by the issuer or such subsidiary at the time of such transaction, no event of default, and no event which after notice or lapse of time or both would become an event of default, will have happened and be continuing; and (c) certain other documents are delivered.
Certain Other Covenants
     Except as otherwise permitted under “Consolidation, Amalgamation, Merger and Sale of Assets” described above, the issuer and any guarantor will do or cause to be done all things necessary to maintain in full force and effect their legal existence, rights (charter and statutory) and franchises. The issuer and any guarantor are not, however, required to preserve any right or franchise if they determine that it is no longer desirable in the conduct of their business and the loss is not disadvantageous in any material respect to the holders of any debt securities. (Section 4.6 of the indenture)

Guarantee
     Under the guarantee attached to any debt securities issued by Platinum Finance, Platinum Holdings irrevocably, fully and unconditionally guarantees, on a senior and unsecured basis, the payment in full of the following:
(1)	interest payments that are required to be paid on the debt securities;

(2)	the principal amount of the debt securities;

(3)	interest payments on overdue interest payments and principal amounts due on the debt securities, to the extent permitted by law; and

(4)	any other payments due to holders of debt securities under the debt securities and the indenture.
     The guarantee is unsecured and ranks equally in right of payment to all other senior unsecured debt of Platinum Holdings, including its guarantees of Platinum Finance’s outstanding 7.50% Notes in the aggregate principal amount of $250,000,000 and of Platinum Finance’s outstanding 6.371% Notes in the aggregate principal amount of $137,500,000. In addition, Platinum Holdings is a holding company and its assets consist primarily of the capital stock of its subsidiaries. Accordingly, Platinum Holdings depends on dividends and other distributions from its subsidiaries in order to make payments on the guarantee. Platinum Holdings’ guarantee is effectively junior to the debt and other liabilities of its subsidiaries. The Platinum Finance debt securities and any guarantee do not limit Platinum Holdings’ ability or the ability of its subsidiaries to incur indebtedness. This would include indebtedness that ranks equally with the Platinum Finance debt securities and the guarantee. The guarantee is governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles thereof.
Events of Default
     Unless the issuer and any guarantor provide other or substitute Events of Default in a prospectus supplement, or unless the following Events of Default are either inapplicable to a particular series of debt securities or are specifically deleted or modified in the applicable resolution of the board of directors of the issuer or in the supplemental indenture under which such series of debt securities is issued, the following events will constitute an event of default under the applicable indenture with respect to a series of debt securities (whatever the reason for such event of default and whether it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
     (1) default in the payment of any interest on the series of debt securities, or any additional amounts payable with respect thereto, when such interest becomes or such additional amounts become due and payable, and continuance of such default for a period of 30 days;
     (2) default in the payment of the principal of or any premium, if any, on the series of debt securities, or any additional amounts payable with respect thereto, when such principal or premium becomes or such additional amounts become due and payable either at maturity, upon any redemption, by declaration of acceleration or otherwise;
     (3) default in the performance, or breach, of any covenant or warranty of the issuer or any guarantor contained in the indenture (other than a covenant or warranty in respect of the debt securities of such series a default in whose performance or observance is elsewhere specifically dealt with pursuant to another Event of Default), and the continuance of such default or breach for a period of 60 days after written notice has been given as provided in the indenture;
     (4) default in the payment at maturity of Indebtedness of the issuer or any guarantor in excess of $50,000,000 or if any event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any of the issuer’s or any guarantor’s Indebtedness (other than indebtedness which is non-recourse to the issuer or any guarantor) happens and results in acceleration of more than $50,000,000 in principal amount of such Indebtedness (after giving effect to any applicable grace period), and such default is not cured or waived or such acceleration is not rescinded or annulled within a period of 30 days after written notice has been given as provided in the indenture;
     (5) the issuer or any guarantor shall fail within 60 days to pay, bond or otherwise discharge any uninsured judgment or court order for the payment of money in excess of $50,000,000, which is not stayed on appeal or is not otherwise being appropriately contested in good faith;
     (6) certain events relating to the issuer’s or any guarantor’s bankruptcy, insolvency or reorganization;
     (7) the issuer’s or any guarantor’s default in the performance or breach of the conditions relating to amalgamation, consolidation, merger or sale of assets stated above, and the continuation of such violation for 60 days after notice is given to the issuer or any guarantor. (Section 6.1 of the indenture); or
     (8) any guarantee ceases to be in full force and effect or Platinum Holdings, or any person acting on its behalf, denies or disaffirms the obligations of Platinum Holdings under the Platinum Finance indenture or the guarantee.
     If an event of default with respect to the debt securities (other than an event of default described in clause (6) of the preceding paragraph) occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities by written notice as provided in the indenture may declare the principal amount of all outstanding debt securities and the interest accrued thereon to be due and payable immediately. An event of default described in clause (6) of the preceding paragraph will cause the principal amount and accrued interest to become immediately due and payable without any declaration or other act by the trustee or any holder. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, and subject to applicable law and certain other provisions of the indenture, the holders of a majority in aggregate principal amount of the debt securities may, under certain circumstances, rescind and annul such acceleration.
     Each indenture provides that, within 60 days after the occurrence of any event which is, or after notice or lapse of time or both would become, an event of default with respect to the debt securities, the trustee will transmit, in the manner set forth in the indenture and subject to the exceptions described below, notice of such default to the holders of the debt securities unless such default has been cured or waived. However, except in the case of a default in the payment of principal of, or premium, if any, or interest on, or additional amounts with respect to, any debt securities, the trustee may withhold such notice if and so long as the board, executive committee or a trust committee of directors and/or responsible officers of the trustee in good faith determine that the withholding of such notice is in the best interest of the holders of the debt securities.
     If an event of default occurs, has not been waived and is continuing with respect to the debt securities, the trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of the debt securities by all appropriate judicial proceedings. Each indenture provides that, subject to the duty of the trustee during any default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the debt securities, unless such holders shall have offered to the trustee reasonable indemnity. Subject to such provisions for the indemnification of the trustee, and subject to applicable law and certain other provisions of the indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities.
     Under the Companies Act, any payment or other disposition of property made by Platinum Holdings within six months prior to the commencement of its winding up will be invalid if made with the intent to fraudulently prefer one or more of its creditors at a time that Platinum Holdings was unable to pay its debts as they became due.

Modification and Waiver
     The issuer, any guarantor and the trustee may modify or amend each indenture with the consent of the holders of not less than a majority in aggregate principal amount outstanding of a series of debt securities affected by the amendment or modification; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:
•	change the stated maturity of the principal of, or any premium or installment of interest on, or any additional amounts with respect to, the series of debt securities;

•	reduce the principal amount of, or the rate (or modify the calculation of such principal amount or rate) of interest on, or any additional amounts with respect to, or any premium payable upon the redemption of, the series of debt securities;

•	change the issuer’s and any guarantor’s obligation to pay additional amounts with respect to the series of debt securities;

•	change the redemption provisions of the series of debt securities or, following the occurrence of any event that would entitle a holder to require the issuer to redeem or repurchase the series of debt securities at the option of the holder, adversely affect the right of redemption or repurchase at the option of such holder, of the series of debt securities;

•	change the place of payment or the coin or currency in which the principal of, any premium or interest on or any additional amounts with respect to, the series of debt securities is payable;

•	impair the right to institute suit for the enforcement of any payment on or after the stated maturity of the series of debt securities (or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of any holder, on or after the repayment date);

•	reduce the percentage in principal amount of the series of debt securities, the consent of whose holders is required in order to take specific actions;

•	reduce the requirements for quorum or voting by holders of the series of debt securities in the applicable section of the indenture;

•	modify any of the provisions in the indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of the series of debt securities except to increase any percentage vote required or to provide that other provisions of the indenture cannot be modified or waived without the consent of the holder of each debt security affected thereby; or

•	modify any of the above provisions. (Section 10.2 of the indenture)
     In addition, no supplemental indenture may directly or indirectly modify or eliminate the subordination provisions of the subordinated indentures in any manner which might terminate or impair the subordination of the subordinated debt securities to Senior Indebtedness without the prior written consent of the holders of the Senior Indebtedness.
     The issuer, any guarantor and the trustee may modify or amend each indenture and the series of debt securities without the consent of any holder in order to, among other things:
•	provide for a successor pursuant to a consolidation, amalgamation, merger or sale of assets that complies with the merger covenant;

•	add to the covenants for the benefit of the holders of the series of debt securities or to surrender any right or power conferred upon us by the indenture;

•	provide for a successor trustee with respect to the series of debt securities;

•	cure any ambiguity or correct or supplement any provision in the indenture which may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the indenture which will not adversely affect the interests of the holders of the series of debt securities;

•	change the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of the series of debt securities under the indenture;

•	add any additional events of default with respect to the series of debt securities;

•	provide for conversion or exchange rights of the holders of the series of debt securities; or

•	make any other change that does not materially adversely affect the interests of the holders of the series of debt securities. (Section 10.1 of the indenture)
     The holders of at least a majority in aggregate principal amount of the series of debt securities may, on behalf of the holders of the debt securities, waive compliance by the issuer or any guarantor with certain restrictive provisions of the indenture. (Section 6.1 of the indenture) The holders of not less than a majority in aggregate principal amount of the series of debt securities may, on behalf of the holders of the debt securities, waive any past default and its consequences under the indenture with respect to the series of debt securities, except a default (1) in the payment of principal of, any premium or interest on or any additional amounts with respect to the series of debt securities or (2) in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each debt security. (Section 6.10 of the indenture)
     Under each indenture, the issuer is required to furnish the trustee annually a statement as to performance by the issuer and any guarantor of certain of their obligations under the indenture and as to any default in such performance. The issuer is also required to deliver to the trustee, within five days after occurrence thereof, written notice of any event of default or any event which after notice or lapse of time or both would constitute an event of default under clause (3) in “ — Events of Default” described above. (Section 4.7 of the indenture)
Discharge, Defeasance and Covenant Defeasance
     The issuer and any guarantor may discharge certain obligations to holders of the debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or called for redemption within one year) by depositing with the trustee, in trust, funds in U.S. dollars or Government Obligations (as defined below) in an amount sufficient to pay the entire indebtedness on the debt securities with respect to principal and any premium, interest and additional amounts to the date of such deposit (if the debt securities have become due and payable) or with respect to principal, any premium and interest to the maturity or redemption date thereof, as the case may be. (Section 12.1 of the indenture)
     Each indenture provides that, unless the provisions of Section 12.2 of such indenture are made inapplicable to the debt securities pursuant to Section 3.1 of the indenture, the issuer may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities (except for, among other things, the obligation to pay principal, interest and additional amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on the debt securities and other obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to the debt securities and to hold moneys for payment in trust) (“defeasance”) or (2) to be released from their obligations with respect to the debt securities under certain covenants and any omission to comply with such obligations will not constitute a default or an event of default with respect to the debt securities (“covenant defeasance”). Defeasance or covenant defeasance, as the case may be, will be conditioned upon the irrevocable deposit with the trustee, in trust, of an amount in U.S. dollars, or Government Obligations, or both, applicable to such debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, any premium and interest on the debt securities on the scheduled due dates or any prior redemption date. (Section 12.2 of the indenture)
     Such a trust may only be established if, among other things:
(1) the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, any material agreement or instrument, other than the indenture, to which the issuer or any guarantor is a party or by which the issuer or any guarantor is bound,
(2) no event of default or event which with notice or lapse of time or both would become an event of default with respect to the debt securities to be defeased will have occurred and be continuing on the date of establishment of such a trust after giving effect to such establishment and, with respect to defeasance only, no bankruptcy proceeding will have occurred and be continuing at any time during the period ending on the 91st day after such date,
(3) with respect to registered securities and any bearer securities for which the place of payment is within the United States, the issuer and any guarantor have delivered to the trustee an opinion of counsel (as specified in the indenture) to the effect that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by the issuer or any guarantor, a Revenue Ruling published by the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture, and
(4) with respect to defeasance, the issuer and any guarantor have delivered to the trustee an officers’ certificate as to solvency and the absence of intent of preferring holders over their other creditors. (Section 12.2 of the indenture)
     “Government Obligations” means debt securities which are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is fully and unconditionally guaranteed as a full faith and credit obligation by the United States of America which, in the case of clauses (1) and (2), are not callable or redeemable at the option of the issuer or issuers thereof, and will also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or any other amount with respect to any such Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian with respect to the Government Obligation or the specific payment of interest on or principal of or any other amount with respect to the Government Obligation evidenced by such depository receipt. (Section 1.1 of the indenture)
     In the event the issuer effects covenant defeasance with respect to the debt securities and the debt securities are declared due and payable because of the occurrence of any event of default other than an event of default with respect to any covenant as to which there has been covenant defeasance, the Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities at the time of the stated maturity or redemption date but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from such event of default. However, the issuer and any guarantor would remain liable to make payment of such amounts due at the time of acceleration.

Payment of Additional Amounts
     Unless otherwise described in a prospectus supplement, the issuer or any guarantor will make all payments of principal of and premium, if any, interest and any other amounts on, or in respect of, the debt securities without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Bermuda or any other jurisdiction in which the issuer or any guarantor is organized (a “taxing jurisdiction”) or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (x) the laws (or any regulations or rulings promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or (y) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof). If a withholding or deduction at source is required, the issuer or any guarantor will, subject to certain limitations and exceptions described below, pay to the holder of any debt security such additional amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to such holder, after the withholding or deduction, will not be less than the amount provided for in such debt security or in the indenture to be then due and payable.
     The issuer and any guarantor will not be required to pay any additional amounts for or on account of:
     (1) any tax, fee, duty, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that such holder (a) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, such debt security, (b) presented, where presentation is required, such debt security for payment in the relevant taxing jurisdiction or any political subdivision thereof, unless such debt security could not have been presented for payment elsewhere, or (c) presented, where presentation is required, such debt security for payment more than 30 days after the date on which the payment in respect of such debt security became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amounts if it had presented such debt security for payment on any day within that 30-day period;
     (2) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;
     (3) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder of such debt security to comply with any reasonable request by the issuer addressed to the holder within 90 days of such request (a) to provide information concerning the nationality, residence or identity of the holder or such beneficial owner or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is, in the case of (a) or (b), required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge;
     (4) any withholding or deduction required to be made pursuant to any EU Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meetings of 26-27 November 2000, 3 June 2003 or any law implementing or complying with, or introduced in order to conform to, such EU Directive; or
     (5) any combination of items (1), (2), (3) and (4).
     In addition, the issuer will not be required to pay additional amounts if a payment on the debt securities is reduced as a result of any tax, assessment or other governmental charge that is imposed and withheld at source solely by reason of the beneficial owner (a) being or having been a foreign private foundation or other foreign tax-exempt organization, (b) owning or having owned, actually or constructively, 10% or more of the total combined voting power of all classes of shares of Platinum Holdings entitled to vote, (c) being or having been a “controlled foreign corporation” with respect to which we are a “related person” within the meaning of the Code, (d) being or having been a bank receiving the interest pursuant to a loan agreement in the ordinary course of your trade or business or (e) any combination of items (1), (2), (3) and (4) above and (a), (b), (c) and (d) as contained herein.
     In addition, neither the issuer nor any guarantor will pay additional amounts with respect to any payment of principal of, or premium, if any, interest or any other amounts on, any such debt security to any holder who is a fiduciary, partnership, limited liability company, other fiscally transparent entity or other than the sole beneficial owner of such debt security to the extent that such partner, member with respect to such a limited liability company or other fiscally transparent entity, or beneficiary or settler with respect to such fiduciary would not have been entitled to such additional amounts had it been the holder of such debt securities. Moreover, neither the issuer nor any guarantor shall provide any indemnification to the extent that any fiduciary, partnership, limited liability company, other fiscally transparent entity or other than the sole beneficially owner of such debt securities fails to withhold any amounts so required by any relevant taxing jurisdiction. (Section 4.4 of the indenture)
Redemption for Tax Purposes
     Unless otherwise described in a prospectus supplement, the issuer may redeem its debt securities at its option, in whole but not in part, at a redemption price equal to 100% of the principal amount, together with accrued and unpaid interest and additional amounts, if any, to the date fixed for redemption, at any time it receives an opinion of counsel that as a result of (1) any change in or amendment to the laws or treaties (or any regulations or rulings promulgated under these laws or treaties) of Bermuda or any taxing jurisdiction (or of any political subdivision or taxation authority affecting taxation) or any change in the application or official interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction) which change in position becomes effective after the issuance of the debt securities, or (2) any action taken by a taxing authority of Bermuda or any taxing jurisdiction (or any political subdivision or taxing authority affecting taxation) which action is generally applied or is taken with respect to the issuer, or (3) a decision rendered by a court of competent jurisdiction in Bermuda or any taxing jurisdiction (or any political subdivision) whether or not such decision was rendered with respect to the issuer or any guarantor, there is a substantial probability that the issuer will be required as of the next interest payment date to pay additional amounts with respect to the debt securities as provided in “Payment of Additional Amounts” above and such requirements cannot be avoided by the use of reasonable measures (consistent with practices and interpretations generally followed or in effect at the time such measures could be taken) then available. If the issuer elects to redeem the debt securities under this provision, it will give written notice of such election to the trustee and the holders of the debt securities. If the issuer elects to redeem the debt securities under this provision, it will also mail a notice of redemption at least 30 days but no more than 60 days before the redemption date to each holder of the debt securities to be redeemed. Interest on the debt securities will cease to accrue unless the issuer defaults in the payment of the redemption price. (Section 4.5 of the indenture)
Global Securities
     The debt securities of a series may be issued in whole or in part in the form of one or more global debt securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to such series.
     The specific terms of the depositary arrangement with respect to a series of the debt securities will be described in the prospectus supplement relating to such series. Platinum Holdings and Platinum Finance anticipate that the following provisions will apply to all depositary arrangements.
     Upon the issuance of a global security, the depositary for such global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such global security. Such accounts will be designated by the underwriters or agents with respect to such debt securities or by the issuer if such debt securities are offered and sold directly by the issuer. Ownership of beneficial interests in a global security will be limited to persons that may hold interests through participants in the depositary. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee (with respect to interests of participants) and on the records of participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global security.
     So long as the depositary for a global security, or its nominee, is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the applicable indenture. Except as described below, owners of beneficial interests in a global security will not be entitled to have the debt securities of the series represented by such global security registered in their names and will not receive or be entitled to receive physical delivery of the debt securities of that series in definitive form.
     Principal of, any premium and interest on, and any additional amounts with respect to, the debt securities registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such debt securities. None of the trustee, any paying agent, the security registrar, the issuer or any guarantor will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security for such debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
     Platinum Holdings and Platinum Finance expect that the depositary for a series of its respective debt securities or its nominee, upon receipt of any payment with respect to such debt securities, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of the global security for such debt securities as shown on the records of such depositary or its nominee. Platinum Holdings and Platinum Finance also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name,” and will be the responsibility of such participants.
     The indentures provide that if:
     (1) the depositary for a series of the debt securities notifies the issuer or any guarantor, as the case may be, that it is unwilling or unable to continue as depositary or if such depositary ceases to be eligible under the applicable indenture and a successor depositary is not appointed by us within 90 days of written notice;
     (2) the issuer determines that the debt securities of a particular series will no longer be represented by global securities and executes and delivers to the trustee a company order to such effect; or
     (3) an Event of Default with respect to a series of the debt securities has occurred and is continuing, then in each such case, the global securities will be exchanged for the debt securities of such series in definitive form of like tenor and of an equal aggregate principal amount, in authorized denominations.
     Such definitive debt securities will be registered in such name or names as the depositary shall instruct the trustee. (Section 2.4 of the Platinum Holdings indentures and Section 2.5 of the Platinum Finance indentures). It is expected that such instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in global securities.
Governing Law
     Each indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in that state.

Information Concerning the Trustee
     Unless otherwise specified in the applicable prospectus supplement, JPMorgan Chase Bank is to be the trustee and paying agent under each indenture and is one of a number of banks with which Platinum Holdings, Platinum Finance and their respective subsidiaries maintain banking relationships in the ordinary course of business.
CERTAIN PROVISIONS APPLICABLE TO SUBORDINATED DEBT SECURITIES
Subordination of the Subordinated Debt Securities
     The subordinated debt securities will, to the extent set forth in the subordinated indenture, be subordinate in right of payment to the prior payment in full of all Senior Indebtedness. In the event of:
     (1) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the issuer, the guarantor or to their creditors, as such, or to our assets; or
     (2) any voluntary or involuntary liquidation, dissolution or other winding up of the issuer or any guarantor, whether or not involving insolvency or bankruptcy; or
     (3) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the issuer or any guarantor;
then and in any such event the holders of Senior Indebtedness will be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness, or provision will be made for such payment in cash, before the holders of the subordinated debt securities are entitled to receive or retain any payment on account of principal of, or any premium or interest on, or any additional amounts with respect to, subordinated debt securities, and to that end the holders of Senior Indebtedness will be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the issuer or any guarantor being subordinated to the payment of subordinated debt securities, which may be payable or deliverable in respect of subordinated debt securities in any such case, proceeding, dissolution, liquidation or other winding up event.
     By reason of such subordination, in the event of the issuer’s or any guarantor’s liquidation or insolvency, holders of Senior Indebtedness and holders of other obligations of the issuer or any guarantor that are not subordinated to Senior Indebtedness may recover more, ratably, than the holders of subordinated debt securities.
     Subject to the payment in full of all Senior Indebtedness, the rights of the holders of subordinated debt securities will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the issuer or any guarantor applicable to such Senior Indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, subordinated debt securities have been paid in full.
     No payment of principal (including redemption and sinking fund payments) of or any premium or interest on or any additional amounts with respect to the subordinated debt securities, or payments to acquire such securities (other than pursuant to their conversion), may be made (1) if any Senior Indebtedness of the issuer or any guarantor is not paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or (2) if the maturity of any Senior Indebtedness of the issuer or any guarantor has been accelerated because of a default. The subordinated indenture does not limit or prohibit the issuer or any guarantor from incurring additional Senior Indebtedness, which may include Indebtedness that is senior to subordinated debt securities, but subordinate to the issuer’s or any guarantor’s other obligations. The senior debt securities will constitute Senior Indebtedness under the subordinated indenture.

     The term “Senior Indebtedness” means all Indebtedness of the issuer and any guarantor outstanding at any time, except:
     (1) the subordinated debt securities;
     (2) Indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that such Indebtedness is subordinated to or ranks equally with the subordinated debt securities;
     (3) Indebtedness of the issuer or any guarantor to an affiliate of the issuer or any guarantor;
     (4) interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless such interest is an allowed claim enforceable against the issuer or any guarantor in a proceeding under federal or state bankruptcy laws;
     (5) trade accounts payable; and
     (6) any Indebtedness, including all other debt securities and guarantees in respect of those debt securities, initially issued to any trust, partnership or other entity affiliated with the issuer or any guarantor which is a financing vehicle of the issuer or any guarantor or any Affiliate of the issuer or any guarantor in connection with an issuance by such entity of preferred securities.
     Such Senior Indebtedness will continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.
     The subordinated indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of subordinated debt securities, may be changed prior to such issuance. Any such change would be described in the related prospectus supplement.
DESCRIPTION OF THE WARRANTS TO PURCHASE COMMON SHARES
OR PREFERRED SHARES
     The following statements with respect to the common share warrants and preference share warrants are summaries of, and subject to, the detailed provisions of a share warrant agreement to be entered into by us and a share warrant agent to be selected at the time of issue. The particular terms of any warrants offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered securities, will be described in the prospectus supplement.
General
     The share warrants, evidenced by share warrant certificates, may be issued under the share warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities. If share warrants are offered, the related prospectus supplement will describe the designation and terms of the share warrants, including without limitation the following:
•	the offering price, if any;

•	the aggregate number of warrants;

•	the designation and terms of the common shares or preferred shares purchasable upon exercise of the share warrants;

•	if applicable, the date on and after which the share warrants and the related offered securities will be separately transferable;

•	the number of common shares or preferred shares purchasable upon exercise of one share warrant and the initial price at which such shares may be purchased upon exercise;

•	the date on which the right to exercise the share warrants shall commence and the date on which such right shall expire;

•	a discussion of certain U.S. federal income tax considerations;

•	the call provisions, if any;

•	the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

•	the antidilution provisions of the share warrants; and

•	any other terms of the share warrants.
     The common shares or preferred shares issuable upon exercise of the share warrants will, when issued in accordance with the share warrant agreement, be fully paid and nonassessable.
Exercise of Stock Warrants
     Share warrants may be exercised by surrendering to the share warrant agent the share warrant certificate with the form of election to purchase on the reverse thereof duly completed and signed by the warrantholder, or its duly authorized agent (such signature to be guaranteed by a bank or trust company, by a broker or dealer which is a member of the National Association of Securities Dealers, Inc. or by a member of a national securities exchange), indicating the warrantholder’s election to exercise all or a portion of the share warrants evidenced by the certificate. Surrendered share warrant certificates will be accompanied by payment of the aggregate exercise price of the share warrants to be exercised, as set forth in the related prospectus supplement, in lawful money of the United States, unless otherwise provided in the related prospectus supplement. Upon receipt thereof by the share warrant agent, the share warrant agent will requisition from the transfer agent for the common shares or the preferred shares, as the case may be, for issuance and delivery to or upon the written order of the exercising warrantholder, a certificate representing the number of common shares or preferred shares purchased. If less than all of the share warrants evidenced by any share warrant certificate are exercised, the share warrant agent will deliver to the exercising warrantholder a new share warrant certificate representing the unexercised share warrants.
Antidilution and Other Provisions
     The exercise price payable and the number of common shares or preferred shares purchasable upon the exercise of each share warrant and the number of share warrants outstanding will be subject to adjustment in certain events which will be described in a prospectus supplement. These may include the issuance of a stock dividend to holders of common shares or preferred shares, respectively, or a combination, subdivision or reclassification of common shares or preferred shares, respectively. In lieu of adjusting the number of common shares or preferred shares purchasable upon exercise of each share warrant, we may elect to adjust the number of share warrants. No adjustment in the number of shares purchasable upon exercise of the share warrants will be required until cumulative adjustments require an adjustment of at least 1% thereof. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of share warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, in case of our consolidation, merger, or sale or conveyance of our property as an entirety or substantially as an entirety, the holder of each outstanding share warrant shall have the right to the kind and amount of shares of stock and other securities and property (including cash) receivable by a holder of the number of common shares or preferred shares into which such share warrants were exercisable immediately prior thereto.

No Rights as Shareholders
     Holders of share warrants will not be entitled, by virtue of being such holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter, or to exercise any rights whatsoever as our shareholders.
DESCRIPTION OF THE WARRANTS TO PURCHASE DEBT SECURITIES
     The following statements with respect to the debt warrants are summaries of, and subject to, the detailed provisions of a debt warrant agreement to be entered into by us and a debt warrant agent to be selected at the time of issue. The debt warrant agreement may include or incorporate by reference standard warrant provisions substantially in the form of the Standard Debt Warrant Provisions filed as an exhibit to the registration statement of which this prospectus forms a part. The particular terms of any warrants offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered securities, will be described in the prospectus supplement.
General
     The debt warrants, evidenced by debt warrant certificates, may be issued under the debt warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities. If debt warrants are offered, the related prospectus supplement will describe the designation and terms of the debt warrants, including without limitation the following:
•	the offering price, if any;

•	the aggregate number of debt warrants;

•	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

•	if applicable, the date on and after which the debt warrants and the related offered securities will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of one debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise;

•	the date on which the right to exercise the debt warrants shall commence and the date on which such right shall expire;

•	a discussion of certain U.S. federal income tax considerations;

•	whether the warrants represented by the debt warrant certificates will be issued in registered or bearer form;

•	the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

•	the antidilution provisions of the debt warrants; and

•	any other terms of the debt warrants.
     Warrantholders will not have any of the rights of holders of debt securities, including the right to receive the payment of principal of, any premium or interest on, or any additional amounts with respect to, the debt securities or to enforce any of the covenants of the debt securities or the applicable indenture except as otherwise provided in the applicable indenture.
Exercise of Debt Warrants
     Debt warrants may be exercised by surrendering the debt warrant certificate at the office of the debt warrant agent, with the form of election to purchase on the reverse side of the debt warrant certificate properly completed and executed (with signature(s) guaranteed by a bank or trust company, by a broker or dealer which is a member of the National Association of Securities Dealers, Inc. or by a member of a national securities exchange), and by payment in full of the exercise price, as set forth in the related prospectus supplement. Upon the exercise of debt warrants, we will issue the debt securities in authorized denominations in accordance with the instructions of the exercising warrantholder. If less than all of the debt warrants evidenced by the debt warrant certificate are exercised, a new debt warrant certificate will be issued for the remaining number of debt warrants.
DESCRIPTION OF THE PURCHASE CONTRACTS AND THE PURCHASE UNITS
     Platinum Holdings may issue purchase contracts, obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of its common shares, preferred shares, debt securities or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above, as specified in the applicable prospectus supplement, at a future date or dates. The price per security may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts and to be described in the applicable prospectus supplement. The purchase contracts may be issued separately or as a part of purchase units consisting of a purchase contract and, as security for the holder’s obligations to purchase the securities under the purchase contracts, either:
     (1) senior debt securities of Platinum Holdings or Platinum Finance or subordinated debt securities of Platinum Holdings or Platinum Finance;
     (2) our preferred shares; or
     (3) debt obligations of third parties, including U.S. Treasury securities.
     The applicable prospectus supplement will specify the securities that will secure the holder’s obligations to purchase securities under the applicable purchase contract. Unless otherwise described in a prospectus supplement, the securities related to the purchase contracts securing the holders’ obligations to purchase securities will be pledged to a collateral agent, for Platinum Holdings’ benefit, under a pledge agreement. The pledged securities will secure the obligations of holders of purchase contracts to purchase securities under the related purchase contracts. The rights of holders of purchase contracts to the related pledged securities will be subject to Platinum Holdings’ security interest in those pledged securities. That security interest will be created by the pledge agreement. No holder of purchase contracts will be permitted to withdraw the pledged securities related to such purchase contracts from the pledge arrangement except upon the termination or early settlement of the related purchase contracts. Subject to that security interest and the terms of the purchase contract agreement and the pledge agreement, each holder of a purchase contract will retain full beneficial ownership of the related pledged securities.
     The purchase contracts may require Platinum Holdings to make periodic payments to the holders of the purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances Platinum Holdings may deliver newly issued prepaid purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original purchase contract.
     The applicable prospectus supplement will describe the terms of any purchase contracts or purchase units and, if applicable, prepaid purchase contracts.
     Except as described in a prospectus supplement, the collateral agent will, upon receipt of distributions on the pledged securities, distribute those payments to Platinum Holdings or a purchase contract agent, as provided in the pledge agreement. The purchase contract agent will in turn distribute payments it receives as provided in the purchase contract.
PLAN OF DISTRIBUTION
     Platinum Holdings and/or Platinum Finance may sell offered securities in any one or more of the following ways from time to time:
(1)	through agents;

(2)	to or through underwriters;

(3)	through dealers; or

(4)	directly to purchasers.
     The prospectus supplement with respect to the offered securities will set forth the terms of the offering of the offered securities, including the name or names of any underwriters, dealers or agents; the purchase price of the offered securities and the proceeds to Platinum Holdings and/or Platinum Finance from such sale; any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; any public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which such offered securities may be listed. Any public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
     The distribution of the offered securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.
     Offers to purchase offered securities may be solicited by agents designated by Platinum Holdings and/or Platinum Finance, as applicable, from time to time. Any such agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by Platinum Holdings and/or Platinum Finance, as applicable, to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities so offered and sold.
     If offered securities are sold by means of an underwritten offering, Platinum Holdings and/or Platinum Finance, as applicable, will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement which will be used by the underwriters to make resales of the offered securities. If underwriters are utilized in the sale of the offered securities, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale.
     Offered securities of Platinum Holdings and/or Platinum Finance, as applicable, may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the offered securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of offered securities will be obligated to purchase all such offered securities of a series if any are purchased. Platinum Holdings and/or Platinum Finance, as applicable, may grant to the underwriters options to purchase additional offered securities, to cover over-allotments, if any, at the public offering price (with additional underwriting discounts or commissions), as may be set forth in the prospectus supplement relating thereto. If Platinum Holdings and/or Platinum Finance, as applicable, grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement relating to such offered securities.
     If a dealer is utilized in the sales of offered securities in respect of which this prospectus is delivered, Platinum Holdings and/or Platinum Finance, as applicable, will sell such offered securities to the dealer as principal. The dealer may then resell such offered securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the offered securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the related prospectus supplement.
     Offers to purchase offered securities may be solicited directly by Platinum Holdings and/or Platinum Finance, as applicable, and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the related prospectus supplement.
     Platinum Holdings and/or Platinum Finance, as applicable, may enter into derivative or other hedging transactions with financial institutions. These financial institutions may in turn engage in sales of common shares to hedge their position, deliver this prospectus in connection with some or all of those sales and use the shares covered by this prospectus to close out any short position created in connection with those sales. Platinum Holdings may also sell its common shares short using this prospectus and deliver common shares covered by this prospectus to close out such short positions, or loan or pledge common shares to financial institutions that in turn may sell the common shares using this prospectus. Platinum Holdings may pledge or grant a security interest in some or all of the common shares covered by this prospectus to support a derivative or hedging position or other obligation and, if Platinum Holdings defaults in the performance of its obligations, the pledgees or secured parties may offer and sell the common shares from time to time pursuant to this prospectus.
     Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms (“remarketing firms”), acting as principals for their own accounts or as agents for Platinum Holdings and/or Platinum Finance, as applicable. Any remarketing firm will be identified and the terms of its agreements, if any, with Platinum Holdings and/or Platinum Finance and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act, in connection with the offered securities remarketed thereby.
     Agents, underwriters, dealers and remarketing firms may be entitled under relevant agreements entered into with Platinum Holdings and/or Platinum Finance to indemnification by Platinum Holdings and/or Platinum Finance, as applicable, against certain civil liabilities, including liabilities under the Securities Act, that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the agents, underwriters, dealers or remarketing firms may be required to make.
     If so indicated in the prospectus supplement, Platinum Holdings and/or Platinum Finance, as applicable, will authorize underwriters or other persons acting as their agents to solicit offers by certain institutions to purchase offered securities from us pursuant to contracts providing for payments and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by Platinum Holdings and/or Platinum Finance, as applicable. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.
     Disclosure in the prospectus supplement of the use of delayed delivery contracts will include the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive in addition to the date when Platinum Holdings and/or Platinum Finance will demand payment and delivery of the securities under the delayed delivery contracts. These delayed delivery contracts will be subject only to the conditions that Platinum Holdings and/or Platinum Finance describe in the prospectus supplement.
     Each series of offered securities will be a new issue and, other than the common shares which are listed on the New York Stock Exchange, will have no established trading market. Platinum Holdings and/or Platinum Finance, as applicable, may elect to list any series of offered securities on an exchange, and in the case of the common shares, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, Platinum Holdings and/or Platinum Finance shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the offered securities.
     Underwriters, dealers, agents and remarketing firms, as well as their respective affiliates, may be customers of, engage in transactions with, or perform services for, Platinum Holdings, Platinum Finance and their respective subsidiaries in the ordinary course of business.
WHERE YOU CAN FIND MORE INFORMATION
General
     Platinum Holdings and Platinum Finance, as co-registrants, have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the common shares, preferred shares, depositary shares, debt securities and any related guarantees, warrants, purchase contracts and purchase units offered by this prospectus. This prospectus, filed as part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about Platinum Holdings and/or Platinum Finance and the securities, we refer you to the registration statement and to its exhibits and schedules. Statements in this prospectus about the contents of any contract, agreement or other document are not necessarily complete and, in each instance, we refer you to the copy of such contract, agreement or document filed as an exhibit to the registration statement, with each such statement being qualified in all respects by reference to the document to which it refers. Anyone may inspect the registration statement and its exhibits and schedules without charge at the public reference facilities the SEC maintains at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of all or any part of these materials from the SEC upon the payment of certain fees prescribed by the SEC. You may obtain further information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also inspect these reports and other information without charge at a web site maintained by the SEC. The address of this site is http://www.sec.gov.
     We are subject to the informational requirements of the Exchange Act. Accordingly, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may inspect and copy these reports, proxy statements and other information at the public reference facilities maintained by the SEC at the address noted above. You also may obtain copies of this material from the Public Reference Room of the SEC as described above, or inspect them without charge at the SEC’s web site or at our web site, the address of which is http://www.platinumre.com. We also furnish our shareholders with annual reports containing consolidated financial statements audited by an independent accounting firm. Our web site is not incorporated into or otherwise a part of this prospectus.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document which is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the SEC, modifies or replaces this information. All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the initial filing of this registration statement and until we sell all the securities shall be deemed to be incorporated by reference into this prospectus. We incorporate by reference the following previously filed documents:

     (1) Our Current Reports on Form 8-K (i) filed on January 11, 2005, February 23, 2005, April 14, 2005, April 28, 2005, May 18, 2005 and August 9, 2005 under Items 1.01 and 9.01; (ii) filed on February 23, 2005 and June 23, 2005 under Item 5.02; (iii) filed on May 13, 2005 under Items 1.01 and 1.02; (iv) filed on May 24, 2005 and on September 22, 2005 under Items 1.01, 8.01 and 9.01; (v) filed on May 27, 2005 and August 17, 2005 under Items 1.01, 2.03, 8.01 and 9.01; (vi) filed on June 15, 2005, August 2, 2005, September 15, 2005 and October 6, 2005 under Items 8.01 and 9.01 and (vii) filed on July 29, 2005 only with respect to information filed under Item 8.01 and only Exhibit 99.3 under Item 9.01;
     (2) Our Annual Report on Form 10-K and as amended on Form 10-K/A for the year ended December 31, 2004 including information specifically incorporated by reference into Platinum Holdings’ Form 10-K from Platinum Holdings’ definitive Proxy Statement for its 2005 annual general meeting of shareholders;
     (3) Our Quarterly Report on Form 10-Q for quarter ended March 31, 2005; our Quarterly Report on Form 10-Q and as amended on Form 10-Q/A for the quarter ended June 30, 2005; and
     (4) The information set forth under the caption “Description of Our Common Shares” in our registration statement on Form S-1, Registration No. 333-86906, filed with the SEC on April 25, 2002, as thereafter amended and supplemented, including the prospectus constituting part of such registration statement filed pursuant to Rule 424(b) under the Securities Act on October 29, 2002.
     We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. To receive a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits to the registration statement of which this prospectus is a part), call or write us at the following address: Platinum Underwriters Holdings, Ltd., The Belvedere Building, 69 Pitts Bay Road, Pembroke, Bermuda HM 08, Bermuda, (441) 295-7195.
LEGAL MATTERS
     Certain matters as to U.S. law in connection with this offering will be passed upon for us by Dewey Ballantine LLP. Certain matters as to Bermuda law in connection with this offering will be passed upon for us by Conyers Dill & Pearman, Hamilton, Bermuda. Additional legal matters may be passed on for us, any underwriters, dealers or agents by counsel which we will name in the applicable prospectus supplement.
EXPERTS
     The consolidated balance sheets of Platinum Holdings as of December 31, 2004 and 2003 and the related consolidated statements of income and comprehensive income, shareholders’ equity and cash flows for the years ended December 31, 2004 and 2003 and the period from April 19, 2002 (date of inception) to December 31, 2002, and all related financial statement schedules, included in this prospectus and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004, incorporated by reference herein by reference to our Annual Reports on Form 10-K and Form 10-K/A have been audited by KPMG LLP, independent registered public accounting firm, as set forth in their reports appearing therein. These consolidated financial statements and financial statement schedules and management’s assessment of the effectiveness of internal control over financial reporting referred to above are included in reliance upon such reports of KPMG LLP, included herein or incorporated by reference as noted, given upon the authority of such firm as experts in accounting and auditing.
     The combined statements of underwriting results and identifiable underwriting cash flows of The St. Paul Companies, Inc. Reinsurance Underwriting Segment (Predecessor) for the period from January 1, 2002 through November 1, 2002 included in this prospectus have been audited by KPMG LLP, independent registered public accounting firm, as set forth in their report. The combined statements referred to above are included in reliance upon such reports of KPMG LLP, given upon the authority of such firm as experts in accounting and auditing. The audit report covering Predecessor’s combined statements contains an explanatory paragraph that states that the combined statements are not intended to be a complete presentation of Predecessor’s or St. Paul’s financial position, results of operations, or cash flows.

ENFORCEMENT OF CIVIL LIABILITIES UNDER UNITED STATES FEDERAL
SECURITIES LAWS AND OTHER MATTERS
     Platinum Holdings and Platinum Bermuda are Bermuda companies, and certain of their officers and directors are or will be residents of various jurisdictions outside the United States. A substantial portion of the assets of Platinum Holdings (in particular the assets of Platinum Bermuda) and of such officers and directors, at any one time, are or may be located in jurisdictions outside the United States. Therefore, it could be difficult for investors to effect service of process within the United States on Platinum Holdings or any of its officers and directors who reside outside the U.S. or to recover against Platinum Holdings or any such individuals on judgments of courts in the U.S., including judgments predicated upon civil liability under the U.S. federal securities laws. Platinum Holdings has been advised by Conyers Dill & Pearman, its Bermuda counsel, that there is doubt as to whether the courts of Bermuda would enforce (1) judgments of U.S. courts obtained in actions against such persons or Platinum Holdings predicated upon the civil liability provisions of the U.S. federal securities laws and (2) original actions brought in Bermuda against such persons or Platinum Holdings predicated solely upon United States federal securities laws. There is no treaty in effect between the U.S. and Bermuda providing for such enforcement, and there are grounds upon which Bermuda courts may not enforce judgments of U.S. courts. Certain remedies available under the laws of U.S. jurisdictions, including certain remedies available under the U.S. federal securities laws, would not be allowed in Bermuda courts as contrary to Bermuda’s public policy. Notwithstanding the foregoing, Platinum Holdings has irrevocably agreed that it may be served with process with respect to actions against it arising out of violations of the U.S. federal securities laws in any federal or state court in the U.S. relating to the transactions covered by this prospectus by serving CT Corporation System, 111 Eighth Avenue, New York, New York 10011, telephone (212) 894-8940, our U.S. agent appointed for that purpose.

     We will deliver a copy of this prospectus to the Registrar of Companies in Bermuda for filing pursuant to the Companies Act. However, the Bermuda Monetary Authority and Registrar of Companies in Bermuda accept no responsibility for the financial soundness of any proposal or for the correctness of any of the statements made or opinions expressed in this prospectus.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
     The following table sets forth the expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered hereby. All of such expenses are estimates, other than the filing and quotation fees payable to the SEC.

Filing Fee — SEC	$88,275.00
*Fees and Expenses of Counsel	50,000.00
*Fees and Expenses of Accountants	7,500.00
*Rating Agency Fees	250,000.00
*Trustee Fees and Expenses	7,000.00
*Miscellaneous Expenses	12,225.00
*Total	$415,000.00

*	Estimated
ITEM 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS
     Section 98 of the Companies Act provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of Bermuda law otherwise would be imposed on them in respect to any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to Section 281 of the Companies Act.
     Platinum Holdings has adopted provisions in its Bye-laws that provide that Platinum Holdings shall indemnify its officers and directors to the maximum extent permitted under the Companies Act.
     Bye-law 32 of the Registrant’s Bye-laws provides that each shareholder agrees to waive any claim or right of action it might have, whether individually or by or in the right of the Registrant, against any director or officer on account of any action taken by such director or officer, or the failure of such director or officer to take any action in the performance of his duties with or for the Registrant, provided that such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such director or officer.
     Platinum Holdings maintains standard policies of insurance under which coverage is provided (a) to its directors, secretary and officers against loss arising from claims made by reason of breach of duty or other wrongful act, and (b) to Platinum Holdings with respect to payments which may be made by Platinum Holdings to such directors and officers pursuant to the above indemnification provision or otherwise as a matter of law.
     Reference is made to the form of Underwriting Agreement to be filed as Exhibit 1.1 hereto for provisions providing that the Underwriters are obligated, under certain circumstances, to indemnify the directors, certain officers and the controlling persons of the Registrant against certain liabilities under the Securities Act.
     Platinum Finance is incorporated under the laws of the State of Delaware. Section 145 (“Section 145”) of the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (the “General Corporation Law”), inter alia, provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any persons who were, are or threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the director or officer is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above, the corporation must indemnify such person against the expenses (including attorneys’ fees) which such officer or director has actually and reasonably incurred in connection therewith.
     Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.
     Platinum Finance’s Certificate of Incorporation and By-laws provide for the indemnification of officers and directors to the fullest extent permitted by the General Corporation Law. All of Platinum Finance’s directors and officers are insured against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act, as amended.
ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit Number	Description
*1.1	Form of Underwriting Agreement relating to common shares, preferred shares, depositary shares, debt securities and warrants of Platinum Holdings

*1.2	Form of Underwriting Agreement relating to purchase contracts

*1.3	Form of Underwriting Agreement relating to purchase units

3.1	Memorandum of Association (incorporated by reference to Exhibit 3.1 of Amendment No. 2 to our Registration Statement on Form S-1 (Registration No. 333-86906)).

3.2	Bye-laws (incorporated herein by reference to Exhibit 3.1 to our Quarterly Report on Form 10-Q dated August 6, 2004).

3.3	Certificate of Incorporation of Platinum Finance — incorporated by reference to Exhibit 3.3 to the Registration Statement of Platinum Holdings and Platinum Finance, as Registrants, on Form S-1 (Registration Nos. 333-99019 and 333-99019-01).

3.4	By-Laws of Platinum Finance — incorporated by reference to Exhibit 3.4 to the Registration Statement of Platinum Holdings and Platinum Finance, as Registrants, on Form S-1 (Registration Nos. 333-99019 and 333-99019-01).

4.1	Specimen Common Share Certificate (incorporated herein by reference to our Registration

Exhibit Number		Description
		Statement on Form S-1 (Registration No. 333-86906))

4.	2	Form of Indenture for senior debt securities between Platinum Holdings and JPMorgan Chase Bank, N.A. The form or forms of senior debt securities with respect to each particular offering will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

4.	3	Form of Indenture for senior debt securities among Platinum Finance, as issuer, Platinum Holdings, as guarantor, and JPMorgan Chase Bank, N.A. The form or forms of senior debt securities with respect to each particular offering will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

*4.	4	Form of Subordinated Indenture, to be entered into between Platinum Holdings and one or more banking institutions to be qualified as Trustee pursuant to Section 305(b)(2) of the Trust Indenture Act. The form or forms of subordinated debt securities and any supplemental indentures with respect to each particular offering will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

*4.	5	Form of Subordinated Indenture, to be entered into among Platinum Finance, as issuer, Platinum Holdings, as guarantor, and one or more banking institutions to be qualified as Trustee pursuant to Section 305(b)(2) of the Trust Indenture Act. The form or forms of subordinated debt securities and guarantee and any supplemental indentures with respect to each particular offering will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

*4.	6	Form of Certificate of Designation, Preferences and Rights relating to preferred shares

*4.	7	Form of Standard Share Warrant Provisions

*4.	8	Form of Standard Debt Warrant Provisions

*4.	9	Form of Depositary Agreement

*4.	10	Form of Standard Purchase Contract Provisions

*5.	1	Opinion of Conyers Dill & Pearman

*5.	2	Opinion of Dewey Ballantine LLP

*8.	1	Opinion of Dewey Ballantine LLP

12.	1	Statement regarding Calculation of Ratio of Earnings to Fixed Charges

*23.	1	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)

*23.	2	Consent of Dewey Ballantine LLP (included in Exhibit 5.2)

*23.	3	Consent of Dewey Ballantine LLP (included in Exhibit 8.1)

23.	4	Consent of KPMG LLP (New York, New York)

23.	5	Consent of KPMG LLP (Minneapolis, Minnesota)

Exhibit Number	Description
24.1	Power of Attorney for Platinum Holdings (included in signature page).

24.2	Power of Attorney for Platinum Finance (included in signature page).

25.1	Statement of Eligibility of JPMorgan Chase Bank, N.A. on Form T-1, as trustee for the Senior Indenture with Platinum Holdings.

25.2	Statement of Eligibility of JPMorgan Chase Bank, N.A. on Form T-1, as trustee for the Senior Indenture with Platinum Finance and Platinum Holdings, as guarantor.

*25.3	Statement of Eligibility of JPMorgan Chase Bank, N.A. on Form T-1, as trustee for the Subordinated Indenture with Platinum Holdings.

*25.4	Statement of Eligibility of JPMorgan Chase Bank, N.A. on Form T-1, as trustee for the Subordinated Indenture with Platinum Finance and Platinum Holdings, as guarantor.

*	To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference to a Current Report on Form 8-K in connection with an offering of securities.
ITEM 17. UNDERTAKINGS
     The undersigned registrants hereby undertake:
     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
     Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the registration statement is on Form S-3 or S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrants pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.
     (b) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of our annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     The undersigned registrants hereby undertake to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.
     The undersigned registrants hereby undertake that:
     (a) For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and
     (b) For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions set forth or described in Item 15 of this registration statement, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.
     The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, Platinum Underwriters Holdings, Ltd. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pembroke, Bermuda, on the 21st day of October 2005.

PLATINUM UNDERWRITERS HOLDINGS, LTD.

By	/s/ Gregory E.A. Morrison

Gregory E.A. Morrison
President, Chief Executive Officer and Director
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael D. Price, Joseph F. Fisher and Michael E. Lombardozzi, and each of them acting individually, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to sign any and all registration statements relating to the same offering of securities as this Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming that all said attorney-in-fact and agent, his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
/s/ Gregory E.A. Morrison Gregory E.A. Morrison	President, Chief Executive Officer and Director (Principal Executive Officer)	October 21, 2005

/s/ Joseph F. Fisher Joseph F. Fisher	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	October 21, 2005

/s/ Steven H. Newman Steven H. Newman	Chairman of the Board of Directors	October 21, 2005

/s/ H. Furlong Baldwin H. Furlong Baldwin	Director	October 21, 2005

/s/ Jonathan F. Bank Jonathan F. Bank	Director	October 21, 2005

/s/ Dan R. Carmichael Dan R. Carmichael	Director	October 21, 2005

/s/ Robert V. Deutsch Robert V. Deutsch	Director	October 21, 2005

/s/ Peter T. Pruitt Peter T. Pruitt	Director	October 21, 2005

/s/ Donald Puglisi Donald Puglisi	Authorized Representative in the United States	October 21, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, Platinum Underwriters Finance, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pembroke, Bermuda, on the 21st day of October 2005.

PLATINUM UNDERWRITERS FINANCE, INC.

By	/s/ Gregory E.A. Morrison

Gregory E.A. Morrison
President, Chief Executive Officer and Director
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael D. Price, Joseph F. Fisher and Michael E. Lombardozzi, and each of them acting individually, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to sign any and all registration statements relating to the same offering of securities as this Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming that all said attorney-in-fact and agent, his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
/s/ Gregory E.A. Morrison Gregory E.A. Morrison	President, Chief Executive Officer and Director (Principal Executive Officer)	October 21, 2005

/s/ Joseph F. Fisher Joseph F. Fisher	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	October 21, 2005

/s/ Steven H. Newman Steven H. Newman	Chairman of the Board of Directors	October 21, 2005

Exhibit Number		Description
*1.	1	Form of Underwriting Agreement relating to common shares, preferred shares, depositary shares, debt securities and warrants of Platinum Holdings

*1.	2	Form of Underwriting Agreement relating to purchase contracts

*1.	3	Form of Underwriting Agreement relating to purchase units

3.	1	Memorandum of Association (incorporated by reference to Exhibit 3.1 of Amendment No. 2 to our Registration Statement on Form S-1 (Registration No. 333-86906)).

3.	2	Bye-laws (incorporated herein by reference to Exhibit 3.1 to our Quarterly Report on Form 10-Q dated August 6, 2004).

3.	3	Certificate of Incorporation of Platinum Finance — incorporated by reference to Exhibit 3.3 to the Registration Statement of Platinum Holdings and Platinum Finance, as Registrants, on Form S-1 (Registration Nos. 333-99019 and 333-99019-01).

3.	4	By-Laws of Platinum Finance — incorporated by reference to Exhibit 3.4 to the Registration Statement of Platinum Holdings and Platinum Finance, as Registrants, on Form S-1 (Registration Nos. 333-99019 and 333-99019-01).

4.	1	Specimen Common Share Certificate (incorporated herein by reference to our Registration Statement on Form S-1 (Registration No. 333-86906))

4.	2	Form of Indenture for senior debt securities between Platinum Holdings and JPMorgan Chase Bank, N.A. The form or forms of senior debt securities with respect to each particular offering will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

4.	3	Form of Indenture for senior debt securities among Platinum Finance, as issuer, Platinum Holdings, as guarantor, and JPMorgan Chase Bank, N.A. The form or forms of senior debt securities with respect to each particular offering will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

*4.	4	Form of Subordinated Indenture, to be entered into between Platinum Holdings and one or more banking institutions to be qualified as Trustee pursuant to Section 305(b)(2) of the Trust Indenture Act. The form or forms of subordinated debt securities and any supplemental indentures with respect to each particular offering will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

*4.	5	Form of Subordinated Indenture, to be entered into among Platinum Finance, as issuer, Platinum Holdings, as guarantor, and one or more banking institutions to be qualified as Trustee pursuant to Section 305(b)(2) of the Trust Indenture Act. The form or forms of subordinated debt securities and guarantee and any supplemental indentures with respect to each particular offering will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

*4.	6	Form of Certificate of Designation, Preferences and Rights relating to preferred shares

*4.	7	Form of Standard Share Warrant Provisions

*4.	8	Form of Standard Debt Warrant Provisions

Exhibit Number		Description
*4.	9	Form of Depositary Agreement

*4.	10	Form of Standard Purchase Contract Provisions

*5.	1	Opinion of Conyers Dill & Pearman

*5.	2	Opinion of Dewey Ballantine LLP

*8.	1	Opinion of Dewey Ballantine LLP

12.	1	Statement regarding Calculation of Ratio of Earnings to Fixed Charges

*23.	1	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)

*23.	2	Consent of Dewey Ballantine LLP (included in Exhibit 5.2)

*23.	3	Consent of Dewey Ballantine LLP (included in Exhibit 8.1)

23.	4	Consent of KPMG LLP (New York, New York)

23.	5	Consent of KPMG LLP (Minneapolis, Minnesota)

24.	1	Power of Attorney for Platinum Holdings (included in signature page).

24.	2	Power of Attorney for Platinum Finance (included in signature page).

25.	1	Statement of Eligibility of JPMorgan Chase Bank, N.A. on Form T-1, as trustee for the Senior Indenture with Platinum Holdings.

25.	2	Statement of Eligibility of JPMorgan Chase Bank, N.A. on Form T-1, as trustee for the Senior Indenture with Platinum Finance and Platinum Holdings, as guarantor.

*25.	3	Statement of Eligibility of JPMorgan Chase Bank, N.A. on Form T-1, as trustee for the Subordinated Indenture with Platinum Holdings.

*25.	4	Statement of Eligibility of JPMorgan Chase Bank, N.A. on Form T-1, as trustee for the Subordinated Indenture with Platinum Finance and Platinum Holdings, as guarantor.

*	To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference to a Current Report on Form 8-K in connection with an offering of securities.